                                                                     Exhibit 4.6

================================================================================

                 FIRST FEE AND LEASEHOLD MORTGAGE, ASSIGNMENT OF
                                LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

                                       BY

                          TRUMP MARINA ASSOCIATES, L.P.
                    (F/K/A TRUMP'S CASTLE ASSOCIATES, L.P.),

                                   Mortgagor,

                                       TO

                         U.S. BANK NATIONAL ASSOCIATION
                              as Collateral Agent,

                                    Mortgagee

                                   ----------

                           Dated as of March 25, 2003

                            Relating to Premises in:
                           Atlantic County, New Jersey

================================================================================

       This instrument prepared by and, after recording, please
                                   return to:

                              Athy A. Mobilia, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                               New York, NY 10005

                                   ----------

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                                TABLE OF CONTENTS

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PREAMBLE...................................................................................1

RECITALS...................................................................................1

AGREEMENT..................................................................................2

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions....................................................................3
SECTION 1.2 Interpretation.................................................................9
SECTION 1.3 Resolution of Drafting Ambiguities.............................................9

                                   ARTICLE II

                         GRANTS AND SECURED OBLIGATIONS

SECTION 2.1 Grant of Mortgaged Property....................................................9
SECTION 2.2 Assignment of Leases and Rents................................................10
SECTION 2.3 Secured Obligations...........................................................11
SECTION 2.4 Future Advances...............................................................11
SECTION 2.5 No Release....................................................................11

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF MORTGAGOR

SECTION 3.1 Authority and Validity........................................................11
SECTION 3.2 Warranty of Title.............................................................12
SECTION 3.3 Condition of Mortgaged Property...............................................13
SECTION 3.4 Leases  14
SECTION 3.5 Insurance.....................................................................15
SECTION 3.6 Charges 15
SECTION 3.7 Environmental.................................................................15
SECTION 3.8 No Conflicts, Consents, etc...................................................16
SECTION 3.9 Benefit to the Mortgagor......................................................17
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                                       -i-

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                                   ARTICLE IV

                         CERTAIN COVENANTS OF MORTGAGOR

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SECTION 4.1 Payment.......................................................................17
SECTION 4.2 Title.........................................................................17
SECTION 4.3 Maintenance and Use of Mortgaged Property; Alterations........................18
SECTION 4.4 Notices Regarding Certain Defaults............................................18
SECTION 4.5 Access to Mortgaged Property, Books and Records; Other Information............18
SECTION 4.6 Limitation on Liens; Transfer Restrictions....................................19
SECTION 4.7 Environmental.................................................................19
SECTION 4.8 Estoppel Certificates.........................................................21

                                    ARTICLE V

                                     LEASES

SECTION 5.1 Mortgagor's Affirmative Covenants with Respect to Leases......................21
SECTION 5.2 Mortgagor's Negative Covenants with Respect to Leases.........................21
SECTION 5.3 Additional Requirements with Respect to New Leases............................21

                                   ARTICLE VI

                    CONCERNING ASSIGNMENT OF LEASES AND RENTS

SECTION 6.1 Present Assignment; License to the Mortgagor..................................21
SECTION 6.2 Collection of Rents by the Mortgagee..........................................22
SECTION 6.3 No Release....................................................................22
SECTION 6.4 Irrevocable Interest..........................................................22
SECTION 6.5 Amendment to Leases...........................................................23

                                   ARTICLE VII

                        TAXES AND CERTAIN STATUTORY LIENS

SECTION 7.1 Payment of Charges............................................................23
SECTION 7.2 Escrow of Taxes...............................................................23
SECTION 7.3 Certain Statutory Liens.......................................................23
SECTION 7.4 Stamp and Other Taxes.........................................................23
SECTION 7.5 Certain Tax Law Changes.......................................................24
SECTION 7.6 Proceeds of Tax Claim.........................................................24
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                                      -ii-

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                                  ARTICLE VIII

                                    INSURANCE

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SECTION 8.1 Required Insurance Policies and Coverages.....................................24
SECTION 8.2 Delivery After Foreclosure....................................................24

                                   ARTICLE IX

                             CONTESTING OF PAYMENTS

SECTION 9.1 Contesting of Charges.........................................................24
SECTION 9.2 Contesting of Insurance.......................................................25

                                    ARTICLE X

                                 EVENTS OF LOSS

SECTION 10.1 Events of Loss...............................................................25

                                   ARTICLE XI

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 11.1 Events of Default............................................................25
SECTION 11.2 Remedies in Case of an Event of Default......................................26
SECTION 11.3 Sale of Mortgaged Property if Event of Default Occurs; Proceeds of Sale......26
SECTION 11.4 Additional Remedies in Case of an Event of Default...........................28
SECTION 11.5 Legal Proceedings After an Event of Default..................................28
SECTION 11.6 Remedies Not Exclusive.......................................................29
SECTION 11.7 Jurisdiction of the NJCCC....................................................30

                                   ARTICLE XII

                      SECURITY AGREEMENT AND FIXTURE FILING

SECTION 12.1 Security Agreement...........................................................30
SECTION 12.2 Fixture Filing...............................................................31

                                  ARTICLE XIII

                               FURTHER ASSURANCES

SECTION 13.1 Recording Documentation to Assure Security...................................32
SECTION 13.2 Further Acts.................................................................32
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                                      -iii-

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SECTION 13.3 Additional Security..........................................................32

                                   ARTICLE XIV

                                  MISCELLANEOUS

SECTION 14.1 Covenants To Run with the Land...............................................33
SECTION 14.2 No Merger....................................................................33
SECTION 14.3 Concerning Mortgagee.........................................................33
SECTION 14.4 Mortgagee May Perform; Mortgagee Appointed Attorney-in-Fact..................34
SECTION 14.5 Expenses.....................................................................34
SECTION 14.6 Indemnity....................................................................35
SECTION 14.7 Continuing Security Interest; Assignment.....................................36
SECTION 14.8 Termination; Release.........................................................36
SECTION 14.9 Modification in Writing......................................................36
SECTION 14.10 Notices.....................................................................36
SECTION 14.11 GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.....................37
SECTION 14.12 Severability of Provisions..................................................37
SECTION 14.13 Limitation on Interest Payable..............................................37
SECTION 14.14 Business Days...............................................................38
SECTION 14.15 Relationship................................................................38
SECTION 14.16 No Credit for Payment of Taxes or Impositions...............................38
SECTION 14.17 No Claims Against the Mortgagee.............................................38
SECTION 14.18 Obligations Absolute........................................................38
SECTION 14.19 Mortgagee's Right To Sever Indebtedness.....................................39
SECTION 14.20 Mortgaged Lease.............................................................40
SECTION 14.21 Gaming Authorities..........................................................42

SIGNATURE.................................................................................S-1
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ACKNOWLEDGMENTS

SCHEDULE A     Legal Description
SCHEDULE B     Mortgaged Lease
SCHEDULE C     Prior Liens
SCHEDULE D     Leases

EXHIBIT 1      Form of Subordination, Non-Disturbance
               and Attornment Agreement

        FIRST FEE AND LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

              THIS FIRST FEE AND LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (the "Mortgage"), dated as of March 25, 2003, made by TRUMP MARINA ASSOCIATES, L.P. (f/k/a Trump's Castle Associates, L.P.), a New Jersey limited partnership having an office at Huron Avenue and Brigantine Blvd., Atlantic City, New Jersey 08401, as mortgagor, assignor and debtor (in such capacities and together with any successors in such capacities, the "Mortgagor"), in favor of U.S. BANK NATIONAL ASSOCIATION, a national banking association, having an office at 180 East Fifth Street, St. Paul, Minnesota 55101 ("U.S. Bank"), in its capacity as collateral agent pursuant to the Priority Intercreditor Agreement (as hereinafter defined) (the "Collateral Agent"), and as mortgagee, assignee and secured party hereunder (in such capacities and together with any successors in such capacities, the "Mortgagee").

                                R E C I T A L S :

              A. Trump Casino Holdings, LLC ("Holdings") and Trump Casino Funding, Inc. ("Funding", together with Holdings, the "Issuers"), the Guarantors (from time to time party thereto) and U.S. Bank, as trustee (in such capacity, along with successors in such capacity, the "First Priority Trustee") have, in connection with the execution and delivery of this Mortgage, entered into that certain indenture, dated as of March 25, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "First Priority Indenture"), pursuant to which the Issuers under the First Priority Indenture have issued their 11? % first priority mortgage notes due 2010 in the aggregate principal amount of $425,000,000 (the "First Priority Mortgage Notes"). It is contemplated that the Issuers under the First Priority Indenture may, after the date hereof, issue (a) exchange notes and private exchange notes (the "First Priority Mortgage Exchange Notes") and (b) additional notes (the "Additional First Priority Mortgage Notes"; together with the First Priority Mortgage Exchange Notes and the First Priority Mortgage Notes, the "First Notes") pursuant to the provisions of the First Priority Indenture.

              B. The Issuers, the Guarantors (from time to time party thereto) and U.S. Bank, as trustee (in such capacity, along with successors in such capacity, the "Second Priority Trustee") have, in connection with the execution and delivery of that certain Second Fee and Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of March 25, 2003 (the "Second Priority Mortgage"), entered into that certain indenture, dated as of March 25, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Second Priority Indenture"), pursuant to which the Issuers under the Second Priority Indenture have issued their 17? % second priority notes due 2010 in the aggregate principal amount of $65,000,000 (the "Second Priority Mortgage Notes"). It is expressly understood and agreed that the Issuers under the Second Priority Indenture shall pay a portion of the interest on the Second Notes (as hereinafter defined) by the issuance of pay-in-kind notes (the "PIK Notes"), which PIK Notes shall increase the aggregate principal amount of the Second Priority Mortgage. It is contemplated that the Issuers under the Second Priority Indenture may, after the date hereof, issue exchange notes and private exchange notes (the "Second Priority Mortgage Exchange Notes"; together with the PIK Notes and the Second Priority Mortgage Notes, the "Second Notes") pursuant to the provisions of the Second Priority Indenture.

              C. Mortgagee has been appointed the collateral agent pursuant to that certain Priority Intercreditor Agreement dated as of March 25, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Priority Intercreditor Agreement") to act for its benefit and for the benefit of the First Priority Trustee (for the benefit of the Holders of the First Notes) (the First Priority Trustee, the Holders of the First Notes and the Collateral Agent, the "Secured Parties").

              D. The Mortgagor has, pursuant to the First Priority Indenture, among other things, unconditionally guaranteed the obligations of the Issuers under the First Priority Indenture and the First Notes.

              E. The Mortgagor will receive substantial benefits from the execution, delivery and performance of the obligations under the First Priority Indenture and the First Notes and is, therefore, willing to enter into this Mortgage.

              F. The Mortgagor is the legal owner of (i) the Mortgaged Property (as hereinafter defined) and (ii) the tenant's or lessee's interest created by that certain lease (as amended to date and as amended from time to time in accordance with the provisions of this Mortgage, the "Mortgaged Lease") set forth in Schedule B annexed hereto, which affects, a portion of the property set forth in Schedule A annexed hereto as indicated therein. A Short Form Memorandum of Lease relating to the Mortgaged Lease was recorded at the time and in the real property records set forth in Schedule B annexed hereto.

              G. Holdings owns, directly or through its Subsidiaries, all of the issued and outstanding equity interests of the Mortgagor.

              H. Pursuant to the requirements of the First Priority Indenture, the Mortgagor is entering into this Mortgage to create a first priority mortgage lien on and security interest in the Mortgaged Property to secure the performance and payment by the Mortgagor of all the Secured Obligations (as hereinafter defined).

              I. It is expressly understood and agreed that, notwithstanding the terms thereof, the Second Priority Mortgage and the rights of the secured parties thereunder shall at all times be and remain subject and subordinate in all respects to this Mortgage and the rights of the Secured Parties hereunder, all as more particularly set forth in the Priority Intercreditor Agreement.

                               A G R E E M E N T :

              NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor hereby covenants and agrees with the Mortgagee as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

              SECTION 1.1 Definitions. (a) Capitalized terms used but not otherwise defined herein that are defined in the First Priority Indenture shall have the meanings given to them in the First Priority Indenture, including the following:

       "Affiliate"; "Bankruptcy Code"; "Business Day"; "Collateral"; "Collateral Account"; "Event of Default"; "FF&E Financing Agreement"; "GAAP"; "Gaming Authorities"; "Gaming Law"; "Gaming Licenses"; "Holder"; "Indebtedness"; "Lien"; "Net Asset Sale Proceeds"; "Net Loss Proceeds"; "Officers' Certificate"; "Permitted Indebtedness"; "Permitted Liens"; and "Security Agreement".

              (b) The following terms in this Mortgage shall have the following meanings:

              "ACM" shall have the meaning assigned to such term in Section 4.7(ii) hereof.

              "Alterations" shall mean any and all alterations, installations, improvements, additions, modifications or changes, structural or nonstructural.

              "Casino Act" shall have the meaning assigned to such term in
Section 11.7 hereof.

              "Charges" shall mean any and all real estate, property and other taxes, assessments and special assessments, levies, fees, all water and sewer rents and charges and all other governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords', carriers', mechanics', workmen's, repairmen's, laborers', materialmen's, suppliers' and warehousemen's Liens and other claims arising by operation of law) against, all or any portion of the Mortgaged Property.

              "Collateral Agent" shall have the meaning assigned to such term in the Preamble hereof.

              "Collateral Documents" shall mean those Collateral Documents as defined in the First Priority Indenture other than those which specifically secure the Second Notes.

              "Contracts" shall mean, collectively, any and all right, title and interest of the Mortgagor in and to any and all contracts relating to the Mortgaged Property and all reserves, deferred payments, deposits, refunds and claims of every kind, nature or character relating thereto.

              "Default Rate" shall mean the rate per annum equal to the highest rate then payable under the First Priority Indenture.

              "Environmental Laws" shall mean any and all present and future (except with respect to representations and warranties contained herein which shall relate to such laws as in effect on the date such representation or warranty is made) applicable laws, rules or regulations of any Governmental Authority, any orders, decrees, judgments or injunctions and the common law, in each case as now or hereafter in effect, relating to pollution or protection of human health, safety or the environment, (including without limitation, ambient air, indoor air, soil, surface water, ground water, land or subsurface strata, and natural resources such as wetlands, flora and fauna), and including, without limitation, those relating to releases or threatened releases of Hazardous Materials in or into the environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, discharge, disposal, collection, transfer, transport or handling of Hazardous Materials.

              "Event of Loss" shall mean any Event of Loss as defined in the First Priority Indenture with respect to the Premises and the Leased Premises or any part thereof.

              "Excluded Property" shall have the meaning assigned to such term in the Security Agreement.

              "First Notes" shall have the meaning assigned to such term in Recital A hereof.

              "Fixture" shall mean, to the extent owned (and with respect to the Leased Premises, to the extent demised pursuant to the Mortgaged Lease) by Mortgagor, all machinery, apparatus, equipment, fittings, fixtures, Land Improvements and Leased Premises Improvements and articles of personal property of every kind, description and nature whatsoever now or hereafter attached or affixed to the Land and/or the land that is the subject of the Mortgaged Lease or any other Land Improvement or Leased Premises Improvement used in connection with the use and enjoyment of the Land and/or the land that is the subject of the Mortgaged Lease or any other Land Improvement or Leased Premises Improvement, which by the nature of their location thereon or attachment thereto are fixtures under the UCC or any other applicable law including without limitation, all utility systems, fire sprinkler and security systems, drainage facilities, lighting facilities, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, pipes, fittings and other items of every kind and description now or hereafter attached to or located on the Land which by the nature of their location thereon or attachment thereto are real property under applicable law, HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment and all additions thereto and betterments, renewals, substitutions and replacements thereof.

              "Governmental Authority" shall mean any Federal, state, local, foreign or other governmental, quasi-governmental or administrative (including self-regulatory) body, instrumentality, department, agency, authority, board, bureau, commission, office of any nature whatsoever or other subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or other similar dispute-resolving body, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over the Mortgagor or the Mortgaged Property or any portion thereof.

              "Guarantor" shall have the meaning assigned to such term in the First Priority Indenture and collectively shall be referred to as the "Guarantors".

              "Hazardous Materials" shall mean any pollutant, contaminant, toxic, hazardous or extremely hazardous substance, material, constituent or waste, or any other constituent, waste, material, compound or substance subject to regulation under any Environmental Law including, without limitation, petroleum or any petroleum product, including crude oil or any fraction thereof, polychlorinated biphenyls, urea-formaldehyde insulation and asbestos.

              "Indemnified Liabilities" shall have the meaning assigned to such term in Section 14.6(i) hereof.

              "Indemnitees" shall have the meaning assigned to such term in
Section 14.6(i) hereof.

              "Insurance Policies" means the insurance policies and coverages required to be maintained by the Mortgagor with respect to the Mortgaged Property pursuant to Section 4.18 of the First Priority Indenture and all renewals and extensions thereof.

              "Insurance Requirements" means, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon the Mortgagor and applicable to the Mortgaged Property or any use or condition thereof.

              "Issuers" shall have the meaning assigned to such term in Recital A hereof.

              "Land" shall mean those certain tracts or parcels of land described in Schedule A annexed to this Mortgage (but excluding the land underlying the Leased Premises), together with all of the Mortgagor's reversionary rights therein and all of the Mortgagor's rights in and to any and all easements, rights-of-way, strips and gores of land, waters, water courses, water rights, mineral, gas and oil rights and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto.

              "Land Improvements" shall mean all buildings, structures and other improvements of every kind or description and any and all Alterations now or hereafter located, attached or erected on the Land, including, without limitation, (i) all Fixtures, (ii) all attachments, railroad tracks, foundations, sidewalks, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, parking areas, driveways, fences and walls and (iii) all materials now or hereafter located on the Land intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, Fixtures, structures and improvements, that are also incorporated therein.

              "Landlord" shall mean any landlord, sublandlord, lessor, sublessor, franchisor, licensor or grantor, as applicable.

              "Leased Premises" shall mean the Mortgagor's interest and estate in the Mortgaged Lease and all recorded or unrecorded extensions, amendments, supplements and restatements thereof, together with all right, title and interest of the lessee under the Mortgaged Lease in and to (i) the land that is the subject of the Mortgaged Lease, (ii) any and all easements, rights-of-way, reversions, sidewalks, strips and gores of land, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, waters, water courses, water rights, mineral, gas and oil rights, and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way demised under the Mortgaged Lease, if any, and/or described in Schedule B, or which hereafter shall in any way be demised under the Mortgaged Lease and (iii) the Leased Premises Improvements.

              "Leased Premises Improvements" shall mean all buildings, structures and other improvements of every kind or description and any and all Alterations now or hereafter located, attached or erected on the land that is the subject of the Mortgaged Lease, including, without limitation, (i) all Fixtures, (ii) all attachments, railroad tracks, foundations, sidewalks, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, parking areas, driveways, fences and walls and (iii) all materials now or hereafter located on the land that is the subject of the Mortgaged Lease intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, Fixtures, structures and improvements, that are also incorporated therein.

              "Leases" shall mean, collectively, any and all interests of the Mortgagor, as Landlord, in all leases and subleases of space, tenancies, franchise agreements, licenses, occupancy or concession agreements now existing or hereafter entered into, whether or not of record, relating in any manner to the Premises and/or Leased Premises and any and all amendments, modifications, supplements, replacements, extensions and renewals, if any, thereof, whether now in effect or hereafter coming into effect, but excluding room rental agreements for hotel guests and boat slip agreements.

              "Mortgage" means this Mortgage, as amended, amended and restated, supplemented or otherwise modified from time to time.

              "Mortgaged Lease" shall have the meaning assigned to such term in Recital F hereof.

              "Mortgaged Property" shall have the meaning assigned to such term in Section 2.1 hereof.

              "Mortgagee" shall have the meaning assigned to such term in the Preamble hereof.

              "Mortgagor" shall have the meaning assigned to such term in the Preamble hereof.

              "Mortgagor's Interest" shall have the meaning assigned to such term in Section 2.2 hereof.

              "NJCCC" shall mean the New Jersey Casino Control Commission.

              "Notes" shall have the meaning assigned to such term in Recital B hereof.

              "Permit" shall mean any and all permits, certificates, approvals, authorizations, consents, licenses, variances, franchises or other instruments, however characterized, of any Governmental Authority (or any Person acting on behalf of a Governmental Authority) now or hereafter acquired or held, together with all amendments, modifications, extensions, renewals and replacements of any thereof issued or in any way furnished in connection with the Mortgaged Property including, without limitation, building permits, certificates of occupancy, environmental permits or certificates, industrial permits or licenses and certificates of operation; provided, however, Gaming Licenses shall not constitute Permits for the purposes of this definition.

              "Permitted Mortgaged Property Liens" shall have the meaning assigned to such term in Section 4.6(i) hereof.

              "Person" shall have the meaning assigned to the term "person" in the First Priority Indenture.

              "PIK Notes" shall have the meaning assigned to such term in Recital B hereof.

              "Premises" shall mean, collectively, the Land and the Land Improvements.

              "Priority Intercreditor Agreement" shall have the meaning assigned to such term in Recital C hereof.

              "Prior Liens" shall mean, collectively, the Liens identified in Schedule C annexed to this Mortgage.

              "Proceeds" shall mean, collectively, any and all (i) proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property or any portion thereof into cash or liquidated claims, (ii) proceeds of any insurance (except payments made to a Person which is not a party to this Mortgage), indemnity, warranty, guaranty or claim payable to the Mortgagee or to the Mortgagor from time to time with respect to any of the Mortgaged Property, including, without limitation, all Net Loss Proceeds, (iii) payments (in any form whatsoever) made or due and payable to the Mortgagor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any portion of the Mortgaged Property by any Governmental Authority (or any Person acting on behalf of a Governmental Authority), including, without limitation, all Net Loss Proceeds, (iv) products of the Mortgaged Property and (v) other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property including, without limitation, refunds of real estate taxes and assessments, including interest thereon.

              "Property Material Adverse Effect" shall mean, as of any date of determination and whether individually or in the aggregate, (a) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the business or operations of the Mortgagor as presently conducted at the Mortgaged Property; (b) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the value or utility of the Mortgaged Property; or (c) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably expect to cause or result in) a material adverse effect on the legality, priority or enforceability of the Lien created by this Mortgage or the rights and remedies of the Mortgagee hereunder.

              "Prudent Operator" shall mean a prudent operator of property similar in use and configuration to the Premises and/or Leased Premises and located in the locality where the Premises and/or Leased Premises are located as applicable.

              "Records" shall mean, collectively, any and all right, title and interest of the Mortgagor in and to any and all drawings, plans, specifications, file materials, operating and maintenance records, catalogues, Tenant lists, correspondence, advertising materials, operating manuals, warranties, guarantees, appraisals, studies and data relating to the Mortgaged Property or the construction of any Alteration or the maintenance of any Permit.

              "Rents" shall mean, collectively, any and all rents, additional rents, royalties, cash, guaranties, letters of credit, bonds, sureties or securities deposited under any Lease to secure performance of the Tenant's obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by the Mortgagor under any Lease or otherwise, and any award in the event of the bankruptcy of any Tenant under or guarantor of a Lease.

              "Requirements of Law" shall mean, collectively, any and all requirements of any Governmental Authority including, without limitation, any and all orders, decrees, determinations, laws, treaties, ordinances, rules, regulations or similar statutes or case law.

              "Second Priority Mortgage" shall have the meaning assigned to such term in Recital B hereof.

              "Second Priority Secured Parties" shall mean the Second Priority Trustee and the Holders of the Second Notes.

              "Secured Obligations" shall mean all obligations (whether or not constituting future advances, obligatory or otherwise) of the Issuers under the First Priority Indenture and any and all of the Guarantors from time to time arising under or in respect of this Mortgage, the First Priority Indenture, the First Notes and the other Collateral Documents (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Mortgage, the First Priority Indenture, the First Notes and the other Collateral Documents), in each case whether (i) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due whether at stated maturity, by acceleration or otherwise, (ii) arising in the regular course of business or otherwise, (iii) for payment or performance and/or
(iv) now
existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Issuers under the First Priority Indenture, any Guarantor or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).

              "Secured Parties" shall have the meaning assigned to such term in Recital C hereof.

              "Subordination Agreement" shall mean a subordination, nondisturbance and attornment agreement substantially in the form of Exhibit 1 annexed to this Mortgage.

              "Subsidiary" shall have the meaning assigned to such term in the First Priority Indenture and collectively shall be referred to as the "Subsidiaries".

              "Tenant" shall mean any tenant, lessee, sublessee, franchisee, licensee, grantee or obligee, as applicable.

              "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the jurisdiction in which the Premises and Leased Premises are located; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Mortgaged Property is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the jurisdiction in which the Premises and Leased Premises are located, "UCC" shall also mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

              SECTION 1.2 Interpretation. The rules of construction set forth in Section 1.04 of the First Priority Indenture shall be applicable to this Mortgage.

              SECTION 1.3 Resolution of Drafting Ambiguities. The Mortgagor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., Mortgagee) shall not be employed in the interpretation hereof.

                                   ARTICLE II

                         GRANTS AND SECURED OBLIGATIONS

              SECTION 2.1 Grant of Mortgaged Property. The Mortgagor hereby grants, mortgages, bargains, sells, assigns and conveys to the Mortgagee (for its benefit and for the benefit of the other Secured Parties), and hereby grants to the Mortgagee (for its benefit and for the benefit of the other Secured Parties), a security interest in and upon all of the Mortgagor's estate, right, title and interest in, to and under the following property, whether now owned or held or hereafter acquired from time to time (collectively, the "Mortgaged Property"):

              (i)    Premises;

              (ii)   Leased Premises;

              (iii)  Leases;

              (iv)   Rents;

              (v)    Permits;

              (vi)   Contracts;

              (vii)  Records; and

              (viii) Proceeds.

              Notwithstanding anything to the contrary contained in clauses (i) through (viii) above, the Lien created by this Mortgage shall not extend to, and the term "Mortgaged Property" shall not include, any Excluded Property.

TO HAVE AND TO HOLD the Mortgaged Property, together with all estate, right, title and interest of the Mortgagor and anyone claiming by, through or under the Mortgagor in and to the Mortgaged Property and all rights and appurtenances relating thereto, unto the Mortgagee, its successors and assigns, for the purpose of securing the payment and performance in full of all the Secured Obligations.

              SECTION 2.2 Assignment of Leases and Rents. During the term hereof, the Mortgagor absolutely, presently, unconditionally and irrevocably pledges, grants, sells, conveys, delivers, hypothecates, assigns, transfers and sets over to the Mortgagee (for its benefit and for the benefit of the other Secured Parties), and grants to the Mortgagee (for its benefit and for the benefit of the other Secured Parties), subject to the terms of Article VI hereof, all of the Mortgagor's estate, right, title, interest, claim and demand, as Landlord, under any and all of the Leases including, without limitation, the following (such assigned rights, the "Mortgagor's Interest"):

              (i) the immediate and continuing right to receive and collect Rents payable by the Tenants pursuant to the Leases;

              (ii) all claims, rights, powers, privileges and remedies of the Mortgagor, whether provided for in the Leases or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of the Tenants to perform or comply with any term of the Leases including damages or other amounts payable to the Mortgagor as a result of such failure;

              (iii) all rights to take all actions upon the happening of a default under the Leases as shall be permitted by the Leases or by law including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and

              (iv) the full power and authority, in the name of the Mortgagor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to take all other actions whatsoever which the Mortgagor, as Landlord, is or may be entitled to take under the Leases.

              SECTION 2.3 Secured Obligations. This Mortgage secures, and the Mortgaged Property is collateral security for, the payment and performance in full when due of the Secured Obligations.

              SECTION 2.4 Future Advances. This Mortgage shall secure the maximum aggregate amount of all advances of principal under the First Priority Indenture (which advances are obligatory to the extent the conditions set forth in the First Priority Indenture relating thereto are satisfied) plus interest thereon, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other costs incurred to protect the security encumbered hereby or the Lien hereof, expenses incurred by the Mortgagee by reason of any default by the Mortgagor under the terms hereof, together with all other sums secured hereby.

              SECTION 2.5 No Release. Nothing set forth in this Mortgage shall relieve the Mortgagor from the performance of any term, covenant, condition or agreement on the Mortgagor's part to be performed or observed under or in respect of any of the Mortgaged Property or from any liability to any Person under or in respect of any of the Mortgaged Property or shall impose any obligation on the Mortgagee or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Mortgagor's part to be so performed or observed or shall impose any liability on the Mortgagee or any other Secured Party for any act or omission on the part of the Mortgagor relating thereto or for any breach of any representation or warranty on the part of the Mortgagor contained in this Mortgage, the First Priority Indenture, the First Notes or any other Collateral Document, or under or in respect of the Mortgaged Property or made in connection herewith or therewith. The obligations of the Mortgagor contained in this Section 2.5 shall survive the termination hereof and the discharge of the Mortgagor's other obligations under this Mortgage and the First Priority Indenture, the First Notes and the Collateral Documents.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF MORTGAGOR

              SECTION 3.1 Authority and Validity. The Mortgagor represents and warrants that as of the date hereof:


              (i) it is duly organized or formed, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization;

              (ii) it is duly qualified to transact business and is in good standing in the state in which the Leased Premises are located;

              (iii) it has full corporate or other organizational power and lawful authority to execute and deliver this Mortgage and to mortgage and grant a Lien on and security interest in the Mortgaged Property and otherwise assign the Mortgagor's Interest and otherwise perform its obligations as contemplated herein, and all corporate and governmental actions, consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained; and

              (iv) this Mortgage is a legal, valid and binding obligation of the Mortgagor, enforceable against the Mortgagor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability or by other laws and regulations of non-U.S. jurisdictions.

              SECTION 3.2 Warranty of Title. The Mortgagor represents and warrants that:

              (i) it owns the tenant's interest in the Mortgaged Lease and has good and marketable fee simple title to the Premises and holds the Landlord's interest and estate under or in respect of the Leases and holds good title to the interest it purports to own or hold in and to each of the Permits, the Contracts and the Records, in each case subject to no Liens, except for Permitted Mortgaged Property Liens;

              (ii) the Mortgaged Lease (a) is a valid and existing lease, superior and paramount to all other Leases respecting the property to which the Mortgaged Lease relates, (b) is in full force and effect and, to the best of Mortgagor's knowledge, no default (nor any event which, with notice or lapse of time or both, would constitute such a default) has occurred or is continuing under the Mortgaged Lease, (c) to the best of the Mortgagor's knowledge, is not subject to any defenses, offsets or counterclaims and (d) there have been no renewals or extensions of or supplements, modifications or amendments to the Mortgaged Lease not previously disclosed to the Mortgagee;

              (iii) subject to the rights of tenants under the Leases disclosed in Schedule D hereof and the rights of hotel guests under room rental agreements and the rights of boat slip guests under boat slip agreements, it is in actual possession of the Premises;

              (iv) it is in compliance with each term, condition and provision of any obligation of the Mortgagor which is secured by the Mortgaged Property or the noncompliance with which would result in a Property Material Adverse Effect; and

              (v) this Mortgage creates and constitutes a valid and enforceable first priority Lien on the Mortgaged Property subject to Permitted Mortgaged Property Liens, and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Fixtures, which first priority Lien and first priority security interest are subject only to Permitted Mortgaged Property Liens.

              SECTION 3.3 Condition of Mortgaged Property. The Mortgagor represents and warrants that:

              (i) there has been issued and there remains in full force and effect subject to no revocation, suspension, forfeiture or modification, each and every material Permit necessary for the present use, operation and occupancy of the Premises and Leased Premises by the Mortgagor and the conduct of its respective businesses and all required zoning, building code, land use, environmental and other similar Permits except those Permits which, if not so issued and in full force and effect, would not reasonably be expected to result in a Property Material Adverse Effect;

              (ii) the Premises and Leased Premises and the present and contemplated use and occupancy thereof comply with all applicable zoning ordinances, building codes, land use laws, setback or other development and use requirements of Governmental Authorities, except any non-compliance which would not reasonably be expected to result in a Property Material Adverse Effect;

              (iii) the Premises and Leased Premises are served by all utilities necessary for the present use thereof, and the Mortgagor has not received notice of termination of such utility service;

              (iv) all public roads and streets necessary for service of and access to the Premises and Leased Premises for the present use thereof have been completed and have been dedicated and accepted as such by the appropriate Governmental Authorities;

              (v) the Mortgagor has access to the Premises and Leased Premises from public roads and, to the extent applicable, public or private rail or waterway, sufficient to allow the Mortgagor and its Tenants and invitees to conduct their respective businesses at the Premises and Leased Premises in accordance with sound commercial practices and the Mortgagor has not received notice of termination of such access, except where the failure to be served would not reasonably be expected to result in a Property Material Adverse Effect;

              (vi) the Mortgagor has not received notice of any Event of Loss as a result of a condemnation or the commencement or pendency of any action or proceeding therefor related to the Premises or the Leased Premises;

              (vii) there has not occurred any Event of Loss as a result of any fire or other casualty which has not been fully restored;

              (viii) there are no disputes regarding boundary lines, location, encroachments or possession of any portions of the Premises or the Leased Premises and no state of facts exists which could give rise to any such claim, other than such disputes that would not reasonably be expected to result in a Property Material Adverse Effect;

              (ix) all liquid and solid waste disposal, septic and sewer systems located on the Premises and Leased Premises are in a good and safe condition and repair and in material compliance with all Requirements of Law, except such non-compliance which would not reasonably be expected to result in a Property Material Adverse Effect;

              (x) no portion of the Premises is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Premises and Leased Premises is located within such area, the Mortgagor has obtained the insurance prescribed in Article VIII hereof;

              (xi) the Land and Land Improvements and the Leased Premises Improvements are collectively assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a portion of such lot or lots, and no other land or improvement is assessed and taxed together with the Land and Land Improvements and the Leased Premises Improvements or any portion thereof; and

              (xii) there are no options or rights of first refusal to purchase or acquire all or any portion of the Mortgaged Property other than those in favor of Mortgagor.

              SECTION 3.4 Leases. The Mortgagor represents and warrants that:

              (i) the Leases identified on Schedule D attached hereto are the only Leases in existence on the date hereof with respect to the Premises and Leased Premises;

              (ii) true copies of such Leases have been previously delivered to the Mortgagee and there are no agreements with any Tenant under such Leases other than those agreements expressly set forth therein;

              (iii) it is the sole owner of all of the Mortgagor's Interest in such Leases;

              (iv) each of such Leases is in full force and effect, constitutes a legal, valid and binding obligation of the Mortgagor and the applicable Tenant thereunder, and is enforceable against the Mortgagor and such Tenant in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability or by other laws and regulations of non-U.S. jurisdictions;

              (v) to the best of Mortgagor's knowledge, there is no default under any of such material Leases and there is existing no condition which with the giving of notice or passage of time or both would cause a default thereunder;

              (vi) all Rents due under such Leases have been paid in full through the date hereof;

              (vii) none of the Rents reserved under such Leases have been assigned or otherwise pledged or hypothecated except in favor of the Mortgagee pursuant to the provisions hereof;

              (viii) none of the Rents (other than any security deposit collected in accordance with the provisions of the applicable Lease and other than with respect to that certain Thermal Energy Services Agreement dated September 27, 1996 by and between Atlantic Jersey Thermal Systems, Inc. and Mortgagor have been collected for more than one (1) month in advance;

              (ix) to the best of Mortgagor's knowledge, there exists no offsets or defenses to the payment of any portion of the Rents and the Mortgagor owes no monetary obligation to any Tenant under any such Lease;

              (x) it has received no notice from any Tenant challenging the validity or enforceability of any such Lease;

              (xi) no such Lease contains any option to purchase, right of first refusal to purchase, right of first refusal to relet, or any other similar provision; and

              (xii) each such Lease is subordinate to this Mortgage either pursuant to its terms or pursuant to a recordable Subordination Agreement.

              SECTION 3.5 Insurance. The Mortgagor represents and warrants that, except where the failure of clauses (i), (ii) or (iii) hereof to be true would not reasonably be expected to result in a Property Material Adverse Effect, (i) the Premises and the Leased Premises and the use, occupancy and operation thereof comply with all Insurance Requirements and there exists no default under any Insurance Requirement, (ii) all premiums due and payable with respect to the Insurance Policies have been paid, (iii) all Insurance Policies are in full force and effect and the Mortgagor has not received notice of violation or cancellation thereof and (iv) all Insurance Policies or insurance certificates required pursuant to the First Priority Indenture have been delivered to the Mortgagee.

              SECTION 3.6 Charges. The Mortgagor represents and warrants that all Charges imposed upon or assessed against the Mortgaged Property have been paid and discharged except to the extent such Charges constitute a Permitted Mortgaged Property Lien but are not yet due and payable.

              SECTION 3.7 Environmental. The Mortgagor represents and warrants that:

              (i) it has obtained all material Permits which are necessary with respect to the ownership and operation of its business and the Mortgaged Property under any and all Environmental Laws and is in material compliance with all terms and conditions thereof;

              (ii) it is in material compliance with and has no material liability under any and all Environmental Laws applicable to the ownership and operation of its business and the

       Mortgaged Property including, without limitation, all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such Environmental Laws;

              (iii) there is no material civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or threatened, to Mortgagor's knowledge, against it or any Affiliate under the Environmental Laws which with respect to the Mortgaged Property would reasonably be expected to result in a material liability or material obligation under Environmental Laws, or in a Property Material Adverse Effect; and

              (iv) there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may materially interfere with or prevent material compliance by the Mortgagor with the Environmental Laws, or which may give rise to any material liability under Environmental Laws including, without limitation, material liability under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any other Environmental Law or related common law theory or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing or notice of violation, study or investigation, against or relating to the Mortgagor based on or related to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Materials, which would reasonably be expected to result in a material liability or material obligation under Environmental Laws or in a Property Material Adverse Effect.

              SECTION 3.8 No Conflicts, Consents, etc.. Neither the execution and delivery hereof by the Mortgagor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violates the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which the Mortgagor is a party, or by which it may be bound or to which any of its properties or assets may be subject, (ii) conflicts with any Requirement of Law applicable to the Mortgagor or its property or (iii) will result in or require the creation or imposition of any Lien (other than the Lien contemplated hereby) upon or with respect to any of the Mortgaged Property, except in the case of clause (i) and (ii) of this sentence, where such violation or conflict, would not result in a Property Material Adverse Effect. Other than consents previously provided to the Mortgagor, no consent of any party (including, without limitation, equityholders or creditors of the Mortgagor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for (i) the granting of a mortgage Lien on and security interest in the Mortgaged Property by the Mortgagor granted by it pursuant to this Mortgage or for the execution, delivery or performance hereof by the Mortgagor except for the filing of this Mortgage and the other filings contemplated hereby or (ii) other than as described in
Article XI, the exercise by the Mortgagee of the remedies in respect of the Mortgaged Property pursuant to this Mortgage.

              SECTION 3.9 Benefit to the Mortgagor. The Mortgagor represents and warrants that it will receive substantial benefit as a result of the execution, delivery, and performance of the First Priority Indenture, the First Notes and the Collateral Documents.

                                   ARTICLE IV

                         CERTAIN COVENANTS OF MORTGAGOR

              SECTION 4.1 Payment. The Mortgagor shall pay as and when the same shall become due, whether at its stated maturity, by acceleration or otherwise, each and every amount payable by the Mortgagor under the First Priority Indenture, the First Notes and the Collateral Documents.

              SECTION 4.2 Title. The Mortgagor shall:

              (i) (A) keep in effect all rights and appurtenances to or that constitute a part of the Mortgaged Property except as permitted pursuant to the First Priority Indenture and (B) protect, preserve and defend its interest in the Mortgaged Property and title thereto;

              (ii) (A) comply with each of the terms, conditions and provisions of any obligation of the Mortgagor which is secured by the Mortgaged Property or the noncompliance with which may result in the imposition of a Lien (other than a Permitted Mortgaged Property Lien) on the Mortgaged Property, except where the failure to so comply would not result in a Property Material Adverse Effect, or the noncompliance with which may result in the imposition of a Lien (other than a Permitted Mortgaged Property Lien) on the Mortgaged Property, (B) forever warrant and defend to the Mortgagee the Lien and security interests created and evidenced hereby and the validity and priority hereof in any action or proceeding against the claims of any and all Persons whomsoever affecting or purporting to affect the Mortgaged Property or any of the rights of the Mortgagee hereunder and (C) maintain a valid and enforceable first priority Lien on the Mortgaged Property and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Mortgaged Property, which first priority Lien and security interest shall be subject only to Permitted Mortgaged Property Liens; and

              (iii) immediately upon obtaining knowledge of the pendency of any proceedings for the eviction of the Mortgagor from the Mortgaged Property or any part thereof by paramount title or otherwise questioning the Mortgagor's right, title and interest in, to and under the Mortgaged Property as warranted in this Mortgage, or of any condition that could give rise to any such proceedings, notify the Mortgagee thereof. The Mortgagee may participate in such proceedings and the Mortgagor will deliver or cause to be delivered to the Mortgagee all instruments requested by the Mortgagee to permit such participation. In any such proceedings, the Mortgagee may be represented by counsel satisfactory to the Mortgagee at the expense of the Mortgagor. If, upon the resolution of such proceedings, the Mortgagor shall suffer a loss of the Mortgaged Property or any part thereof or interest therein and title insurance proceeds shall be payable in connection therewith, such Proceeds are hereby assigned to and shall be paid to the Mortgagee for deposit in the Collateral Account and shall be applied in the manner applicable to Net Loss Proceeds to restore the Mortgaged Property in accordance with the provisions of Section 4.16 of the First Priority Indenture.

             SECTION 4.3 Maintenance and Use of Mortgaged Property; Alterations.

       (i) Maintenance. The Mortgagor shall cause the representations and warranties set forth in Section 3.3 hereof to continue to be true in each and every respect except where the failure so to be true would not result in a Property Material Adverse Effect.

       (ii) Maintenance of Premises and Leased Premises. The Mortgagor shall maintain the Mortgaged Property in accordance with the provisions of the First Priority Indenture.

       (iii) Alterations. The Mortgagor shall not make any Alteration to the Premises and Leased Premises except as permitted pursuant to the First Priority Indenture.

       (iv) Permits. The Mortgagor shall maintain, or cause to be maintained, in full force and effect all Permits contemplated by Section 3.3(i) hereof, except where the failure to maintain such Permits would not reasonably be expected to have a Property Material Adverse Effect. Unless and to the extent contested by the Mortgagor in accordance with the provisions of Article IX hereof, the Mortgagor shall comply with all requirements set forth in the Permits and all Requirements of Law applicable to all or any portion of the Mortgaged Property or the condition, use or occupancy of all or any portion thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force, except where the failure so to be in compliance would not reasonably be expected to result in a Property Material Adverse Effect.

       (v) Zoning. The Mortgagor shall not initiate, join in or consent to any change in the zoning or any other permitted use classification of the Premises and Leased Premises without the prior written consent of the Mortgagee, which consent will not be unreasonably withheld, conditioned or delayed.

              SECTION 4.4 Notices Regarding Certain Defaults. The Mortgagor shall, promptly upon receipt of any written notice regarding (i) any material default by the Mortgagor relating to the Mortgaged Property or any material portion thereof or (ii) the failure to discharge any of the Mortgagor's material obligations with respect to the Mortgaged Property or any portion thereof described herein, furnish a copy of such notice to the Mortgagee.

              SECTION 4.5 Access to Mortgaged Property, Books and Records; Other Information. Subject to the requirements of any Gaming Laws, upon reasonable prior notice to the Mortgagor, the Mortgagee, its agents, accountants and attorneys shall have reasonable access to visit and inspect, as applicable, during normal business hours and such other reasonable time as may be requested by the Mortgagee to all of the Mortgaged Property including, without limitation, all of the books, correspondence and Records of the Mortgagor relating thereto. The Mortgagee and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the

Mortgagor agrees to render to the Mortgagee at the Mortgagor's cost and expense, such clerical and other assistance as may be reasonably requested by the Mortgagee with regard thereto. The Mortgagor shall, at any and all times, within a reasonable time after written request by the Mortgagee, furnish or cause to be furnished to the Mortgagee, in such manner and in such detail as may be reasonably requested by the Mortgagee, additional information with respect to the Mortgaged Property; provided that any such inspection shall not unreasonably interfere with the Mortgagor's operations.

              SECTION 4.6 Limitation on Liens; Transfer Restrictions. (a) The Mortgagor may not, without the prior written consent of the Mortgagee, further mortgage, encumber or hypothecate all or any part of the Mortgaged Property or suffer or allow any of the foregoing to occur by operation of law or otherwise; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Mortgagor shall have the right to suffer to exist the following Liens in respect of the Mortgaged Property: (i) Prior Liens (but not extensions, amendments, supplements or replacements of Prior Liens unless consented to by the Mortgagee); (ii) Permitted Liens (other than those described in clauses (c), (j), (l) and (p) of the definition of Permitted Liens); (iii) the Liens created pursuant to the Collateral Documents (as such term is defined in the First Priority Indenture) and (iv) Leases to the extent permitted pursuant to the provisions of Article V hereof (the Liens described in clauses
(i) through (iv) of this sentence, collectively, "Permitted Mortgaged Property Liens").

              (b) The Mortgagor shall not sell, convey or otherwise dispose of any part of the Mortgaged Property except as permitted in the First Priority Indenture.

              SECTION 4.7 Environmental.

       (i) Hazardous Materials. The Mortgagor shall (A) comply in all material respects with any and all present and future Environmental Laws, (B) not release, store, treat, handle, use, process, generate, discharge or dispose of any Hazardous Materials at, on, under or from the Mortgaged Property in material violation of or in a manner that could reasonably be expected to result in any material liability under any present and future Environmental Law and (C) take all commercially reasonable steps to initiate and expeditiously complete all investigative, remedial, corrective and other action to eliminate any (1) violation of Environmental Laws or other conditions which could reasonably be expected to give rise to material liability or material obligations under Environmental Laws or (2) Property Material Adverse Effect. In the event the Mortgagor fails to comply with the covenants in the preceding sentence, the Mortgagee may, in addition to any other remedies set forth herein, as agent for and at the Mortgagor's sole cost and expense, cause any necessary investigation, remediation, removal or response action relating to Hazardous Materials to be taken and the Mortgagor shall provide to the Mortgagee and its agents and employees access to the Mortgaged Property for such purpose. Any costs or expenses incurred by the Mortgagee for such purpose shall be immediately due and payable by the Mortgagor and shall bear interest at the Default Rate. If, at any time that the Secured Obligations are outstanding, the Mortgagee has a reasonable basis to conclude that the Mortgagor has failed to comply with the covenants in this Section 4.7, or has breached the representations and warranties in Section 3.7 hereof, the Mortgagee shall have the right, but not the obligation, at the sole cost and expense of the Mortgagor, to conduct an environmental assessment of the Mortgaged Property by such Persons or firms appointed by the Mortgagee, and the Mortgagor shall cooperate in all respects in the conduct of such environmental assessment, including, without limitation, by providing reasonable access to the Mortgaged Property and to all Records relating thereto. To the extent that any environmental assessment identifies conditions which materially violate, or would reasonably be expected to give rise to material liability or material obligations under, Environmental Laws, or such violation, liability, or obligation would reasonably be expected to have a Property Material Adverse Effect, the Mortgagor agrees to expeditiously correct any such violation or respond to conditions giving rise to such liability or obligations in a manner which complies in all material respects with the Environmental Laws and mitigates associated material health and environmental risks. Mortgagor shall indemnify and hold the Mortgagee and each Holder harmless from and against all loss, cost, damage (including, without limitation, consequential damages) or expense (including, without limitation, reasonable attorneys' and consultants' fees and disbursements and the allocated costs of staff counsel) that the Mortgagee or the Holders may sustain by reason of the assertion against the Mortgagee or the Holders by any party of any claim relating to such Hazardous Materials on, under, or from the Mortgaged Property or actions taken with respect thereto as authorized hereunder except to the extent such claim arises from the gross negligence or willful misconduct of the Mortgagee or the Holders or is based upon acts or omissions subsequent to the Mortgagee's of the Holders' (or either of their agents' or designees') taking of possession and control of the Mortgaged Property. The foregoing indemnification shall survive repayment of all Secured Obligations and any release or assignment hereof; and

       (ii) Asbestos. The Mortgagor shall not install nor permit to be installed in or removed from the Mortgaged Property, asbestos or any asbestos-containing material (collectively, "ACM") except in compliance, in all material respects, with all Environmental Laws, and with respect to any ACM currently present in the Mortgaged Property, such Mortgagor shall promptly either (A) remove or encapsulate any ACM which such Environmental Laws require to be removed or (B) otherwise comply, in all material respects, with such Environmental Laws with respect to such ACM, all at such Mortgagor's sole cost and expense. If such Mortgagor shall fail so to remove or encapsulate any ACM or otherwise comply, in all material respects, with such Environmental Laws, the Mortgagee may, in addition to any other remedies set forth herein, take reasonable or necessary steps to remove or encapsulate any ACM from the Mortgaged Property or otherwise comply, in all material respects, with applicable Environmental Laws, regulations or orders and such Mortgagor shall provide to the Mortgagee and its agents and employees reasonable access to the Mortgaged Property for such purpose. Any reasonable costs or expenses incurred by the Mortgagee for such purpose shall be immediately due and payable by the Mortgagor and bear interest at the Default Rate. The Mortgagor shall indemnify and hold the Mortgagee and each Holder harmless from and against all loss, cost, damage and expense (including, without limitation, reasonable attorneys' and consultants' fees and disbursements) that the Mortgagee or the Holders may sustain, as a result of the presence of any ACM and any removal thereof or compliance with all applicable Environmental Laws, except to the extent arising from the gross negligence or willful misconduct of the Mortgagee or its respective employees or agents or is based upon acts or omissions subsequent to the Mortgagee's of the Holders' (or either of their agents' or designees') taking of possession and control of the Mortgaged Property. The foregoing indemnification shall survive repayment of all Secured Obligations and any release or assignment hereof.

              SECTION 4.8 Estoppel Certificates. The Mortgagor shall, from time to time, upon ten (10) days' prior written request of the Mortgagee, execute, acknowledge and deliver to the Mortgagee an Officers' Certificate stating that this Mortgage, the First Priority Indenture, the First Notes and the Collateral Documents are unmodified and in full force and effect (or, if there have been modifications, that to the Mortgagor's knowledge this Mortgage, the First Priority Indenture, the First Notes and the Collateral Documents, as applicable, are in full force and effect as modified and setting forth such modifications) and stating the date to which principal and interest have been paid on the First Notes.

                                    ARTICLE V

                                     LEASES

              SECTION 5.1 Mortgagor's Affirmative Covenants with Respect to Leases. With respect to each material Lease, the Mortgagor shall:

              (i) observe and perform all the material obligations imposed upon the Landlord under such Lease;

              (ii) promptly send copies to the Mortgagee of all notices of a material default which the Mortgagor shall send or receive thereunder; and

              (iii) enforce all of the material terms, covenants and conditions contained in such Lease upon the part of the Tenant thereunder to be observed or performed, to the extent such enforcement would be commercially reasonable.

              SECTION 5.2 Mortgagor's Negative Covenants with Respect to Leases. With respect to each Lease, the Mortgagor shall comply with provisions concerning Mortgagor's Negative Covenants within the First Priority Indenture.

              SECTION 5.3 Additional Requirements with Respect to New Leases.
In addition to the requirements of Sections 5.1 and 5.2 hereof, the Mortgagor shall not enter into any Lease after the date hereof unless the Tenant under such Lease has subordinated its interest in the Mortgaged Property to the Lien of this Mortgage by the terms of such Lease or by entering into a Subordination Agreement and has otherwise complied with the provisions of Section 10.06(ix) of the First Priority Indenture.

                                   ARTICLE VI

                    CONCERNING ASSIGNMENT OF LEASES AND RENTS

              SECTION 6.1 Present Assignment; License to the Mortgagor. Section
2.2 of this Mortgage constitutes a present, absolute, effective, irrevocable and complete assignment by the Mortgagor to the Mortgagee of the Leases and Rents and the right, subject to applicable law, to collect all sums payable to the Mortgagor thereunder and apply the same as Mortgagee may, in its sole discretion, determine to be appropriate in accordance with the First Priority Indenture (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Mortgaged Property), which is not conditioned upon Mortgagee being in possession of the Premises and Leased Premises. The Mortgagee hereby grants to the Mortgagor, however, a license to collect and apply the Rents and to enforce the obligations of Tenants under the Leases. Immediately upon the occurrence and during the continuance of any Event of Default, the license granted in the immediately preceding sentence shall cease and terminate, with or without any notice, action or proceeding or the intervention of a receiver appointed by a court.

              SECTION 6.2 Collection of Rents by the Mortgagee.

       (i) Any Rents receivable by the Mortgagee hereunder, after payment of all proper costs and charges, shall be applied to the Secured Obligations. The Mortgagee shall be accountable to the Mortgagor only for Rents actually received by the Mortgagee. The collection of such Rents and the application thereof shall not cure or waive any Event of Default or waive, modify or affect notice of any Event of Default or invalidate any act done pursuant to such notice.

       (ii) The Mortgagor hereby irrevocably authorizes and directs the Tenant under each Lease to rely upon and comply with any and all notices or demands from the Mortgagee following the occurrence and during the continuance of an Event of Default for payment of Rents to the Mortgagee and the Mortgagor shall have no claim against Tenant for Rents paid by Tenant to the Mortgagee pursuant to such notice or demand. For the purposes of this Section 6.2, a notice from the Mortgagee to the Tenant shall be deemed to be conclusive.

              SECTION 6.3 No Release. Neither this Mortgage nor any action or inaction on the part of the Mortgagee shall release Tenant under any Lease, any guarantor of any Lease or the Mortgagor from any of their respective obligations under such Leases or constitute an assumption of any such obligation on the part of the Mortgagee. No action or failure to act on the part of the Mortgagor shall adversely affect or limit the rights of the Mortgagee under this Mortgage or, through this Mortgage, under such Leases. Nothing contained herein shall operate or be construed to (i) obligate the Mortgagee to perform any of the terms, covenants or conditions contained in any Lease or otherwise to impose any obligation upon the Mortgagee with respect to such Lease (including, without limitation, any obligation arising out of any covenant of quiet enjoyment contained in such Lease in the event that Tenant under such Lease shall have been joined as a party defendant in any action by which the estate of such Tenant shall be terminated) or (ii) place upon the Mortgagee any obligation for the operation, control, care, management or repair of the Premises and Leased Premises.

              SECTION 6.4 Irrevocable Interest. All rights, powers and privileges of the Mortgagee herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and the Mortgagor shall not take any action under the Leases or otherwise which is inconsistent with this Mortgage or any of the terms hereof and any such action inconsistent herewith or therewith shall be void.

              SECTION 6.5 Amendment to Leases. Each Lease, including, without limitation, all amendments, modifications, supplements, replacements, extensions and renewals thereof, shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto.

                                   ARTICLE VII

                        TAXES AND CERTAIN STATUTORY LIENS

              SECTION 7.1 Payment of Charges. Unless and to the extent contested by the Mortgagor in accordance with the provisions of Article IX hereof, the Mortgagor shall pay and discharge, or cause to be paid and discharged, from time to time when the same shall become due, all Charges. The Mortgagor shall, upon the Mortgagee's request, deliver to the Mortgagee receipts evidencing the payment of all such Charges.

              SECTION 7.2 Escrow of Taxes. From and after the occurrence of an Event of Default, at the option and upon the request of the Mortgagee and to the extent not required by the Second Priority Trustee pursuant to the terms of the Second Priority Indenture, the Mortgagor shall deposit with the Mortgagee in an account maintained by the Mortgagee (the "Tax Escrow Fund"), on the first day of each month, an amount estimated by the Mortgagee to be equal to one-twelfth of the annual real property taxes and other annual Charges required to be discharged by the Mortgagor under Section 7.1 hereof. Such amounts shall be held by the Mortgagee without interest to the Mortgagor and applied to the payment of the obligations in respect of which such amounts were deposited, in such priority as the Mortgagee shall determine, on or before the respective dates on which such obligations or any part thereof would become delinquent. Nothing contained in this Article VII shall (i) affect any right or remedy of the Mortgagee under any provision hereof or of any statute or rule of law to pay any such amount as provided above from its own funds and to add the amount so paid, together with interest at the Default Rate during such time that any amount remains outstanding, to the Secured Obligations or (ii) relieve the Mortgagor of its obligations to make or provide for the payment of the annual real property taxes and other annual Charges required to be discharged by the Mortgagor under
Section 7.1 hereof.

              SECTION 7.3 Certain Statutory Liens. Unless and to the extent contested by the Mortgagor in accordance with the provisions of Article IX hereof, the Mortgagor shall timely pay, or cause to be paid, all lawful claims and demands of mechanics, materialmen, laborers, government agencies administering worker's compensation insurance, old age pensions and social security benefits and all other claims, judgments, demands or amounts of any nature which, if unpaid, would result in, or permit the creation of, a Lien on the Mortgaged Property or any part thereof, unless such Lien would constitute a Permitted Mortgage Property Lien.

              SECTION 7.4 Stamp and Other Taxes. Unless and to the extent contested by the Mortgagor in accordance with the provisions of Article IX hereof, the Mortgagor shall pay any United States documentary stamp taxes, with interest and fines and penalties, and any mortgage recording taxes, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason hereof or the Secured Obligations or any instrument or transaction affecting or relating to either thereof and in default thereof the Mortgagee may advance the same and the amount so advanced shall be payable by the Mortgagor to the Mortgagee in accordance with the provisions of Section
14.5 hereof.

              SECTION 7.5 Certain Tax Law Changes. In the event of the passage after the date hereof of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any Charges, and imposing any Charges, either directly or indirectly, on this Mortgage, the First Priority Indenture, the First Notes, or any other Collateral Document, the Mortgagor shall promptly pay to the Mortgagee such amount or amounts as may be necessary from time to time to pay any such Charges.

              SECTION 7.6 Proceeds of Tax Claim. In the event that the proceeds of any tax claim are paid after the Mortgagee has exercised its right to foreclose the Lien hereof, such Proceeds shall be paid to the Mortgagee to satisfy any deficiency remaining after such foreclosure. The Mortgagee shall retain its interest in the Proceeds of any tax claim during any redemption period. The amount of any such Proceeds in excess of any deficiency claim of the Mortgagee shall, in a reasonably prompt manner, be released to the Mortgagor. The amount of any such Proceeds in excess of any deficiency claim of the Mortgagee shall be applied in accordance with the Priority Intercreditor Agreement.

                                  ARTICLE VIII

                                    INSURANCE

              SECTION 8.1 Required Insurance Policies and Coverages. The Mortgagor shall maintain in respect of the Premises and Leased Premises the Insurance Policies and coverages required under Section 4.18 of the First Priority Indenture.

              SECTION 8.2 Delivery After Foreclosure. In the event that the Proceeds of any insurance claim are paid after the Mortgagee has exercised its right to foreclose the Lien hereof, such Proceeds shall be paid to the Mortgagee to satisfy any deficiency remaining after such foreclosure. Mortgagee shall retain its interest in the Insurance Policies required to be maintained pursuant to this Mortgage during any redemption period. The amount of any such Proceeds in excess of any deficiency claim of the Mortgagee shall be applied in accordance with the Priority Intercreditor Agreement.

                                   ARTICLE IX

                             CONTESTING OF PAYMENTS

              SECTION 9.1 Contesting of Charges. The Mortgagor may at its own expense contest the validity, amount or applicability of any Charges by appropriate legal or administrative proceedings, prosecution of which operates to prevent the collection or enforcement thereof and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy such obligations; to the extent that such contest is permitted by and conducted in accordance with the provisions set forth in clauses (a), (b), (e) and (f) of the definition of Permitted Liens. Notwithstanding the foregoing provisions of this Section 9.1, (i) no contest of any such obligations may be pursued by the Mortgagor if such contest would expose the Mortgagee or any other Secured Party to (A) any possible criminal liability or (B) any additional civil liability unless the Mortgagor shall have furnished a bond or other security therefor satisfactory to the Mortgagee and (ii) if at any time payment or performance of any obligation contested by the Mortgagor pursuant to this
Section 9.1 shall become necessary to prevent the imposition of remedies because of non-payment, the Mortgagor shall pay or perform the same in sufficient time to prevent the imposition of remedies in respect of such default or prospective default.

              SECTION 9.2 Contesting of Insurance. The Mortgagor shall not take any action that could reasonably be expected to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under this Mortgage or that could reasonably be expected to be the basis for a defense to any claim under any Insurance Policy maintained in respect of the Premises and Leased Premises and the Mortgagor shall otherwise comply in all respects with all Insurance Requirements in respect of the Premises and the Leased Premises; provided, however, that the Mortgagor may, at its own expense and after written notice to the Mortgagee, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under Article VIII hereof or
(ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of Article VIII hereof.

                                   ARTICLE X

                                 EVENTS OF LOSS

              SECTION 10.1 Events of Loss. If there shall occur any Event of Loss, individually or in the aggregate, in excess of $1.0 million, the Mortgagor shall promptly send to the Mortgagee a written notice setting forth the nature and extent of such Event of Loss. The Proceeds of any Event of Loss, insurance payable or award or payment in respect of such Event of Loss are hereby assigned and shall be paid to the Mortgagee. The Mortgagor shall take all steps reasonably necessary to notify the condemning authority of such assignment. All Net Loss Proceeds, shall be made available to the Mortgagor for application in accordance with the provisions of Section 4.16 of the First Priority Indenture.

                                   ARTICLE XI

                         EVENTS OF DEFAULT AND REMEDIES

              SECTION 11.1 Events of Default. It shall be an Event of Default hereunder if there shall have occurred and be continuing an Event of Default under the First Priority Indenture.

              SECTION 11.2 Remedies in Case of an Event of Default. If any
Event of Default shall have occurred and be continuing, the Mortgagee may, subject to the provisions of any applicable Gaming Laws, at its option, in addition to any other action permitted under this Mortgage or the First Priority Indenture or by law, statute or in equity, take one or more of the following actions to the greatest extent permitted by local law:

              (i) by written notice to the Mortgagor, declare the entire unpaid amount of the Secured Obligations to be due and payable immediately;

              (ii) personally, or by its agents or attorneys, (A) give notice of such Event of Default to the Lessor under the Mortgaged Lease, (B) to the extent permitted by the Mortgaged Lease, act in all respects as lessee in respect of the Mortgaged Lease and perform on behalf of and for the account of the Mortgagor, any of the obligations of lessee thereunder, (C) enter into and upon and take possession of all or any part of the Premises and the Leased Premises together with the books, Records and accounts of the Mortgagor relating thereto and, exclude the Mortgagor, its agents and servants wholly therefrom, (D) use, operate, manage and control the Premises and the Leased Premises and conduct the business thereof, (E) maintain and restore the Premises and the Leased Premises, (F) make all reasonably necessary or proper repairs, renewals and replacements and such useful Alterations thereto and thereon as the Mortgagee may deem advisable, (G) manage, lease and operate the Premises and the Leased Premises and carry on the business thereof and exercise all rights and powers of the Mortgagor with respect thereto either in the name of the Mortgagor or otherwise or (H) collect and receive all Rents;

              (iii) with or without entry, personally or by its agents or attorneys, (A) sell the Mortgaged Property and all estate, right, title and interest, claim and demand therein at one or more sales in one or more parcels, in accordance with the provisions of Section 11.3 or (B) institute and prosecute proceedings for the complete or partial foreclosure of the Lien and security interests created and evidenced hereby; or

              (iv) take such steps to protect and enforce its rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in the First Priority Indenture, the First Notes and the other Collateral Documents, or in aid of the execution of any power granted in this Mortgage, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as the Mortgagee shall elect.

              SECTION 11.3 Sale of Mortgaged Property if Event of Default Occurs; Proceeds of Sale.

       (i) If any Event of Default shall have occurred and be continuing, the Mortgagee may institute an action to foreclose this Mortgage or take such other action as may be permitted and available to the Mortgagee at law or in equity for the enforcement of the First Priority Indenture and the First Notes and realization on the Mortgaged Property and Proceeds thereon through power of sale or to final judgment and execution thereof for the Secured Obligations, and in furtherance thereof the Mortgagee may sell the Mortgaged Property at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law or statute or in equity. The Mortgagee may execute and deliver to the purchaser at such sale a conveyance of the Mortgaged Property in fee simple and an assignment or conveyance of all the Mortgagor's Interest in the Leases and the Mortgaged Property, each of which conveyances and assignments shall contain recitals as to the Event of Default upon which the execution of the power of sale herein granted depends, and (to the extent permitted by applicable Gaming Laws) the Mortgagor hereby constitutes and appoints the Mortgagee the true and lawful attorney in fact of the Mortgagor to make any such recitals, sale, assignment and conveyance, and all of the acts of the Mortgagee as such attorney in fact are hereby ratified and confirmed. The Mortgagor agrees that such recitals shall be binding and conclusive upon the Mortgagor and that any assignment or conveyance to be made by the Mortgagee shall divest the Mortgagor of all right, title, interest, equity and right of redemption, including any statutory redemption, in and to the Mortgaged Property so assigned or conveyed. The power and agency hereby granted are coupled with an interest and are irrevocable by dissolution, or otherwise, and are in addition to any and all other remedies which the Mortgagee may have hereunder, at law or in equity. So long as the Secured Obligations, or any part thereof, remain unpaid, the Mortgagor agrees that possession of the Mortgaged Property by the Mortgagor, or any Person claiming under the Mortgagor, shall be as Tenant, and, in case of a sale under power or upon foreclosure as provided in this Mortgage, the Mortgagor and any Person in possession under the Mortgagor, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be Tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to Tenants holding over. In case of any sale under this Mortgage by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels in such manner or order as the Mortgagee in its sole discretion may elect. One or more exercises of powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property is sold or all amounts secured hereby are paid in full.

       (ii) In the event of any sale made under or by virtue of this Article XI, the entire principal of, and interest in respect of the Secured Obligations, if not previously due and payable, shall, at the option of the Mortgagee, immediately become due and payable, anything in this Mortgage to the contrary notwithstanding.

       (iii) The Proceeds of any sale made under or by virtue of this Article XI, together with any other sums which then may be held by the Mortgagee under this Mortgage, whether under the provisions of this Article XI or otherwise, shall be applied in accordance with the provisions of the Priority Intercreditor Agreement.

       (iv) Subject to the provisions of any applicable Gaming Laws, the Mortgagee may bid for and acquire the Mortgaged Property or any part thereof at any sale made under or by virtue of this Article XI and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts (whether or not then due and owing) in respect of the Secured Obligations, after deducting from the sales price the expense of the sale and the reasonable costs of the action or proceedings and any other sums that the Mortgagee is authorized to deduct under this Mortgage.

       (v) The Mortgagee may adjourn from time to time any sale by it to be made under or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, the Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

       (vi) If the Premises and the Leased Premises are comprised of more than one parcel of land, the Mortgagee may take any of the actions authorized by this
Section 11.3 in respect of any or a number of individual parcels.

              SECTION 11.4 Additional Remedies in Case of an Event of Default.

       (i) The Mortgagee shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions hereof, and the right of the Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions hereof, or the foreclosure of, or absolute conveyance pursuant to, this Mortgage. In case of proceedings against the Mortgagor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, the Mortgagee shall be entitled to prove the whole amount of principal and interest and other payments, Charges and costs due in respect of the Secured Obligations to the full amount thereof without deducting therefrom any Proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no case shall the Mortgagee receive a greater amount than the aggregate of such principal, interest and such other payments, Charges and costs (with interest at the Default Rate) from the Proceeds of the sale of the Mortgaged Property and the distribution from the estate of the Mortgagor.

       (ii) Any recovery of any judgment by the Mortgagee and any levy of any execution under any judgment upon the Mortgaged Property shall not affect in any manner or to any extent the Lien and security interests created and evidenced hereby upon the Mortgaged Property or any part thereof, or any conveyances, powers, rights and remedies of the Mortgagee hereunder, but such conveyances, powers, rights and remedies shall continue unimpaired as before.

       (iii) Any monies collected by the Mortgagee under this Section 11.4 shall be applied in accordance with the provisions of the Priority Intercreditor Agreement.

              SECTION 11.5 Legal Proceedings After an Event of Default.

       (i) After the occurrence of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the Secured Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise enforce the provisions hereof or of any other proceedings in aid of the enforcement hereof, the Mortgagor shall enter its voluntary appearance in such action, suit or proceeding.

       (ii) Upon the occurrence and during the continuance of an Event of Default, the Mortgagee shall be entitled forthwith as a matter of right, concurrently or independently of any other right or remedy hereunder either before or after declaring the Secured Obligations or any part thereof to be due and payable, to the appointment of a receiver without giving notice to any party and without regard to the adequacy or inadequacy of any security for the Secured Obligations or the solvency or insolvency of any Person or entity then legally or equitably liable for the Secured Obligations or any portion thereof. The Mortgagor hereby consents to the appointment of such receiver. Notwithstanding the appointment of any receiver, the Mortgagee shall be entitled as pledgee to the possession and control of any Mortgaged Property at the time held by or payable or deliverable under the terms of the First Priority Indenture.

       (iii) The Mortgagor shall not (A) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance hereof, (B) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Mortgage, or pursuant to any decree, judgment or order of any court of competent jurisdiction or (C) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. To the extent permitted by applicable law, the Mortgagor hereby expressly (A) waives all rights to have the Mortgaged Property marshalled on any foreclosure of this Mortgage, (B) waives any and all rights to trial by jury in any action or proceeding related to the enforcement hereof, (C) waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding brought in connection with this Mortgage and further waives and agrees not to plead that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (D) covenants not to hinder, delay or impede the execution of any power granted or delegated to the Mortgagee by this Mortgage but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted. The Mortgagee shall not be liable for any incorrect or improper payment made pursuant to this Article XI in the absence of gross negligence or willful misconduct.

              SECTION 11.6 Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Mortgagee by this Mortgage is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Mortgage or now or hereafter existing at law or in equity. Any delay or omission of the Mortgagee to exercise any right or power accruing on any Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by this Mortgage may be exercised from time to time concurrently or independently, when and as often as may be deemed expedient by the Mortgagee in such order and manner as the Mortgagee, in its sole discretion, may elect. If the Mortgagee accepts any monies required to be paid by the Mortgagor under this Mortgage after the same become due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Mortgage or to declare an Event of Default with regard to subsequent defaults. If the Mortgagee accepts any monies required to be paid by the Mortgagor under this Mortgage in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of the Mortgagor to pay the entire sum then due, and the Mortgagor's failure to pay the entire sum then due shall be and continue to be a default hereunder notwithstanding acceptance of such amount on account.

              (b) The word "sale" as used in this Article XI with respect to the Mortgaged Lease shall mean the sale, transfer, assignment or conveyance for value of the leasehold interest of the Mortgagor in the Mortgaged Lease, together with all of the Mortgagor's right, title and interest in and to the other items comprising the Mortgaged Property.

              SECTION 11.7 Jurisdiction of the NJCCC. Notwithstanding any other provision of this Article XI, given the fact that Mortgagor is a New Jersey casino licensee, this Mortgage is considered a security by the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq. (the "Casino Act"), and Mortgagor is not a publicly traded corporation, the prior approval of the NJCCC must be obtained before this Mortgage can be transferred and the sale, assignment, transfer, pledge or other disposition of this Mortgage is conditional and shall be ineffective if disapproved by the NJCCC. Notwithstanding any provisions of this
Article XI, the exercise by the Mortgagee of the rights and remedies set forth in this Mortgage shall be subject to the jurisdiction of the NJCCC. Also, Mortgagor has the absolute right to repurchase at the market price or the purchase price, whichever is the lesser, this Mortgage in the event that the NJCCC disapproves a transfer of this Mortgage. If at any time the NJCCC finds that an owner or holder of this Mortgage is not qualified under the Casino Act, and if as a result Mortgagor is no longer qualified to continue as a New Jersey casino licensee, the NJCCC is authorized pursuant to the Casino Act to take any necessary action to protect the public interest, including the suspension or revocation of the casino license of Mortgagor. Commencing on the date the NJCCC serves notice upon Mortgagor of a determination of disqualification of an owner or holder of this Mortgage, it shall be unlawful for the owner or holder of this
Mortgage: (1) to receive any interest upon this Mortgage; (2) to exercise, directly or through any trustee or nominee, any right conferred by this Mortgage; or (3) to receive any remuneration in any form from Mortgagor for services rendered or otherwise.

                                   ARTICLE XII

                      SECURITY AGREEMENT AND FIXTURE FILING

              SECTION 12.1 Security Agreement. To the extent that the Mortgaged Property includes personal property or items of personal property which are or are to become fixtures under applicable law, this Mortgage shall also be construed as a security agreement under the UCC; and, upon and during the continuance of an Event of Default, the Mortgagee shall be entitled with respect to such personal property to exercise all remedies hereunder, all remedies available under the UCC with respect to fixtures and all other remedies available under applicable law. Without limiting the foregoing, subject to the provisions of any applicable Gaming Laws, such personal property may, at the Mortgagee's option, (i) be sold hereunder together with any portion of the Mortgaged Property or otherwise, (ii) be sold pursuant to the UCC, or (iii) be dealt with by the Mortgagee in any other manner permitted under applicable law. The Mortgagee may require the Mortgagor to assemble such personal property and make it available to the Mortgagee at a place to be designated by the Mortgagee. The Mortgagor acknowledges and agrees that a disposition of the personal property in accordance with the Mortgagee's rights and remedies in respect to the Mortgaged Property as heretofore provided is a commercially reasonable disposition thereof; provided, however, that the Mortgagee shall give the Mortgagor not less than ten (10) days' prior notice of the time and place of any intended disposition.

              SECTION 12.2 Fixture Filing. To the extent that the Mortgaged Property includes items of personal property which are or are to become fixtures under applicable law, and to the extent permitted under applicable law, the filing hereof in the real estate records of the county in which such Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to such Mortgaged Property, and the following information is applicable for the purpose of such fixture filing, to wit:

       NAME AND ADDRESS OF THE DEBTOR:                 NAME AND ADDRESS OF THE SECURED PARTY:
                                                       U.S. Bank National Association,
       Trump Marina Associates, L.P.                   as Collateral Agent
       Huron Avenue and Brigantine Blvd.               180 East Fifth Street
       Atlantic City, New Jersey 08401                 St. Paul, Minnesota 55101
       ------------------------------------------------------------------------------------------
       Type of Organization: Limited Partnership       Jurisdiction of Formation: NJ

       Organizational ID#: 0600031466
       ------------------------------------------------------------------------------------------
       THIS FINANCING STATEMENT COVERS THE FOLLOWING TYPES OR ITEMS OF PROPERTY:

       This instrument covers the Mortgaged Property and goods or items of personal property which are or are to become Fixtures upon the real property described in Schedule A attached hereto.

       The name of the record owner of the Property on which such Fixtures are or are to be located is Trump Marina Associates, L.P. with respect to the Premises, and with respect to the Leased Premises, the State of New
       Jersey acting through its Department of Environmental Protection, Division of Parks and Forestry.

                                  ARTICLE XIII

                               FURTHER ASSURANCES

              SECTION 13.1 Recording Documentation to Assure Security. The Mortgagor shall, forthwith after the execution and delivery hereof and thereafter, from time to time, cause this Mortgage and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the Lien hereof to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the validity and priority thereof or the Lien hereof purported to be created upon the Mortgaged Property and the interest and rights of the Mortgagee therein. The Mortgagor shall (if it has not already done so), at its sole cost and expense, properly, duly and validly record an appropriate memorandum of the Mortgaged Lease and any material amendments or supplements thereto in each jurisdiction in which any of the land underlying the Leased Premises may be situated. The Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.

              SECTION 13.2 Further Acts. The Mortgagor shall, at the sole cost and expense of the Mortgagor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances as the Mortgagee shall from time to time reasonably request, which may be necessary in the reasonable judgment of the Mortgagee from time to time to assure, perfect, convey, assign, mortgage, transfer and confirm unto the Mortgagee, the property and rights hereby conveyed or assigned or which the Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof. Without limiting the generality of the foregoing, in the event that the Mortgagee desires to exercise any remedies, consensual rights or attorney-in-fact powers set forth in this Mortgage and reasonably determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Mortgagee, the Mortgagor agrees to use its commercially reasonable efforts to assist and aid the Mortgagee to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers. In the event the Mortgagor shall fail within ten (10) days after written demand to execute any instrument or take any action required to be executed or taken by the Mortgagor under this Section 13.2, the Mortgagee may, to the extent permitted by applicable Gaming Laws, execute or take the same as the attorney-in-fact for the Mortgagor, such power of attorney being coupled with an interest and irrevocable.

              SECTION 13.3 Additional Security. Without notice to or consent of the Mortgagor and without impairment of the Lien and rights created by this Mortgage, the Mortgagee may accept (but the Mortgagor shall not be obligated to furnish) from the Mortgagor or from any other Person, additional security for the Secured Obligations. Neither the giving hereof nor the acceptance of any such additional security shall prevent the Mortgagee from resorting, first, to such additional security, and, second, to the security created by this Mortgage without affecting the Mortgagee's Lien and rights under this Mortgage.

                                   ARTICLE XIV

                                  MISCELLANEOUS

              SECTION 14.1 Covenants To Run with the Land. All of the grants, covenants, terms, provisions and conditions in this Mortgage shall run with the Land and shall apply to, and bind the successors and assigns of, the Mortgagor. If there shall be more than one mortgagor with respect to the Mortgaged Property, the covenants and warranties hereof shall be joint and several.

              SECTION 14.2 No Merger. The rights and estate created by this Mortgage shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by the Mortgagee unless the Mortgagee shall have consented to such merger in writing.

              SECTION 14.3 Concerning Mortgagee.

              (i) The Mortgagee has been appointed as Collateral Agent pursuant to the Priority Intercreditor Agreement. The actions of the Mortgagee hereunder are subject to the provisions of the Priority Intercreditor Agreement. The Mortgagee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with this Mortgage and the Priority Intercreditor Agreement. The Mortgagee may employ agents and attorneys-in-fact in connection herewith and except as expressly set forth herein to the contrary, shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Mortgagee may resign and a successor Mortgagee may be appointed in the manner provided in the Priority Intercreditor Agreement. Upon the acceptance of any appointment as the Mortgagee by a successor Mortgagee, that successor Mortgagee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Mortgagee under this Mortgage, and the retiring Mortgagee shall thereupon be discharged from its duties and obligations under this Mortgage. After any retiring Mortgagee's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was the Mortgagee.

              (ii) The Mortgagee shall be deemed to have exercised reasonable care in the custody and preservation of the Mortgaged Property in its possession if such Mortgaged Property is accorded treatment substantially equivalent to that which the Mortgagee, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Mortgagee nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any Person with respect to any Mortgaged Property.

              (iii) The Mortgagee shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Mortgage and its duties hereunder, upon advice of counsel selected by it.

              (iv) If any portion of the Mortgaged Property also constitutes collateral granted to the Mortgagee under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, the Mortgagee, in its sole discretion, shall select which provision or provisions shall control in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral.

              SECTION 14.4 Mortgagee May Perform; Mortgagee Appointed Attorney-in-Fact. If the Mortgagor shall fail to perform any covenants contained in this Mortgage and such failure shall continue for a period of thirty (30) days after written notice thereof or, if such failure cannot be cured within such thirty (30) day period after diligent efforts by the Mortgagor to so cure, the cure period shall be extended for such period of time as is necessary to so cure, provided that the Mortgagor shall continuously, diligently and in good faith pursue a cure, (including, without limitation, the Mortgagor's covenants to (i) pay the premiums in respect of all required Insurance Policies hereunder, (ii) pay Charges, (iii) make repairs, (iv) discharge Liens that do not constitute Permitted Mortgaged Property Liens or (v) pay or perform any obligations of the Mortgagor under any Mortgaged Property) or if any warranty on the part of the Mortgagor contained herein shall be breached, the Mortgagee may (but shall not be obligated to), subject to the provisions of any applicable Gaming Laws and to the extent the same or similar rights are not exercised pursuant to the Second Priority Indenture, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Mortgagee shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which the Mortgagor fails to pay or perform as and when required hereby and which the Mortgagor does not contest in accordance with the provisions of Article IX hereof or the First Priority Indenture. Any and all amounts so expended by the Mortgagee shall be paid by the Mortgagor in accordance with the provisions of Section 14.5 hereof. Neither the provisions of this Section 14.4 nor any action taken by the Mortgagee pursuant to the provisions of this Section 14.4 shall prevent any such failure to observe any covenant contained in this Mortgage nor any breach of warranty from constituting an Event of Default. Upon the occurrence and during the continuance of an Event of Default, subject to the provisions of any applicable Gaming Laws, the Mortgagor hereby appoints the Mortgagee its attorney-in-fact, with full authority in the place and stead of the Mortgagor and in the name of the Mortgagor to take any action and to execute any instrument consistent with the terms hereof and the other Collateral Documents which the Mortgagee may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Mortgagor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

              SECTION 14.5 Expenses. The Mortgagor will upon demand pay to the Mortgagee the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and the reasonable fees and expenses of any experts and agents which the Mortgagee may reasonably incur in connection with (i) any action, suit or other proceeding affecting the Mortgaged Property or any part thereof commenced, in which action, suit or proceeding the Mortgagee is made a party or participates pursuant to the provisions of this Mortgage or in which the right to use the Mortgaged Property or any part thereof is threatened, or in which it becomes necessary in the reasonable judgment of the Mortgagee to defend or uphold the Lien hereof (including, without limitation, any action, suit or proceeding to establish or uphold the compliance of the Mortgaged Property with any Requirements of Law),
(ii) the collection of the Secured Obligations, (iii) the enforcement and administration hereof, (iv) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Mortgaged Property, (v) the exercise or enforcement of any of the rights of the Mortgagee or any Secured Party hereunder or (vi) the failure by the Mortgagor to perform or observe any of the provisions hereof. All amounts expended by the Mortgagee and payable by the Mortgagor under this Section 14.5 shall be due three (3) days after demand thereof (together with interest thereon accruing at the Default Rate during the period from and including the date on which such funds were so expended to the date of repayment) and shall be part of the Secured Obligations. The Mortgagor's obligations under this Section 14.5 shall survive the termination hereof and the discharge of the Mortgagor's other obligations under this Mortgage.

              SECTION 14.6 Indemnity.

              (i) The Mortgagor agrees to indemnify, pay and hold harmless the Mortgagee and the officers, directors, employees, agents and Affiliates of the Mortgagee (collectively, the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by or asserted against that Indemnitee, in any manner relating to or arising out hereof, the First Priority Indenture, the First Notes, any other Collateral Document or any other document evidencing the Secured Obligations (including, without limitation, any misrepresentation by the Mortgagor in this Mortgage, the First Priority Indenture, the First Notes, any other Collateral Document or any other document evidencing the Secured Obligations (the "Indemnified Liabilities"); provided, however, that the Mortgagor shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities if it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such Indemnified Liabilities arose from the gross negligence or willful misconduct of that Indemnitee or is based upon acts or omissions subsequent to the Mortgagee's of the Holders' (or either of their agents' or designees') taking of possession and control of the Mortgaged Property. The Mortgagor need not pay for any settlement made without its consent. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Mortgagor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

              (ii) Survival. The obligations of the Mortgagor contained in this Section 14.6 shall survive the termination hereof and the discharge of the Mortgagor's other obligations under this Mortgage, the First Priority Indenture and the other Collateral Documents.

              (iii) Reimbursement. Any amount paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Mortgaged Property.

              SECTION 14.7 Continuing Security Interest; Assignment. This Mortgage shall create a continuing Lien on and security interest in the Mortgaged Property and shall (i) be binding upon the Mortgagor, its respective successors and assigns and (ii) subject to the provisions of applicable Gaming Laws, inure, together with the rights and remedies of the Mortgagee hereunder, to the benefit of the Mortgagee and the other Secured Parties and each of their respective successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of Mortgagor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), subject to the provisions of applicable Gaming Laws, any Holder of the First Notes may assign or otherwise transfer any indebtedness held by it secured by this Mortgage to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Holder, herein or otherwise, subject, however, to the provisions of the First Priority Indenture.

              SECTION 14.8 Termination; Release. The Mortgaged Property shall be released from the Lien of this Mortgage in accordance with the provisions of the First Priority Indenture. Mortgagee, on the written request and at the expense of the Mortgagor, will execute and deliver such proper instruments of release and satisfaction or assignment as may reasonably be requested to evidence such release or assignment, and any such instrument, when duly executed by Mortgagee and duly recorded by the Mortgagor in the places where this Mortgage is recorded, shall conclusively evidence the release or assignment of this Mortgage.

              SECTION 14.9 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Mortgagor therefrom, shall be effective unless the same shall be done in accordance with the terms of the First Priority Indenture and unless in writing and signed by the Mortgagee and the Mortgagor. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Mortgagor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Mortgage or any other Collateral Document, no notice to or demand on the Mortgagor in any case shall entitle the Mortgagor to any other or further notice or demand in similar or other circumstances.

              SECTION 14.10 Notices. Unless otherwise provided herein or in the First Priority Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the First Priority Indenture, if to the Mortgagor addressed to it at the address of the Issuers under the First Priority

Indenture set forth in the First Priority Indenture, and if to the Mortgagee, addressed to it at its address set forth in the First Priority Indenture, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 14.10.

              SECTION 14.11 GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. THIS MORTGAGE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PREMISES AND/OR LEASED PREMISES ARE LOCATED, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR ITEM OR TYPE OF MORTGAGED PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. THE MORTGAGOR AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE MORTGAGOR AT ITS ADDRESS SET FORTH IN THE FIRST PRIORITY INDENTURE OR AT SUCH OTHER ADDRESS OF WHICH THE MORTGAGEE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IF ANY AGENT APPOINTED BY THE MORTGAGOR REFUSES TO ACCEPT SERVICE, THE MORTGAGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE MORTGAGEE TO BRING PROCEEDINGS AGAINST THE MORTGAGOR IN THE COURTS OF ANY OTHER JURISDICTION. THE MORTGAGOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

              SECTION 14.12 Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

              SECTION 14.13 Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or Federal, that are applicable to the transaction of which this Mortgage is a part. All agreements between the Mortgagor and the Mortgagee whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by the Mortgagor for the use, forbearance or detention of the money to be loaned or advanced under the First Priority Indenture or any related document or for the payment or performance of any covenant or obligation contained herein or in the First Priority Indenture or any other related document, exceed the maximum amount permissible under applicable Federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances the Mortgagor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to the Mortgagor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by the Mortgagee shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date hereof until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

              SECTION 14.14 Business Days. In the event any time period or any date provided in this Mortgage ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

              SECTION 14.15 Relationship. The relationship of the Mortgagee to the Mortgagor hereunder is strictly and solely that of mortgagor and mortgagee and nothing contained in the First Priority Indenture, the First Notes, this Mortgage or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Mortgagee and the Mortgagor other than as mortgagor and mortgagee.

              SECTION 14.16 No Credit for Payment of Taxes or Impositions. The Mortgagor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the First Priority Indenture or the First Notes, and the Mortgagor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Charge on the Mortgaged Property or any part thereof.

              SECTION 14.17 No Claims Against the Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises and/or Leased Premises or any part thereof, nor as giving the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Mortgagee in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

              SECTION 14.18 Obligations Absolute. All obligations of the Mortgagor hereunder shall be absolute and unconditional irrespective of:

              (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Issuers under the First Priority Indenture, the Mortgagor or any other Guarantor;

              (ii) any lack of validity or enforceability of the First Priority Indenture, the First Notes or any other agreement or instrument relating thereto;

              (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the First Priority Indenture, the First Notes or any other agreement or instrument relating thereto;

              (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

              (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof, the First Priority Indenture, the First Notes or any other agreement or instrument relating thereto except as specifically set forth in a waiver granted pursuant to the provisions of Section 14.9 hereof; or

              (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Mortgagor.

              SECTION 14.19 Mortgagee's Right To Sever Indebtedness.

              (i) The Mortgagor acknowledges that (A) the Mortgaged Property does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations are also secured by property of the Mortgagor and its Affiliates in other jurisdictions (all such property, collectively, the "Collateral"), (B) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific amount and to execute in respect of such item a separate indenture and (C) the Mortgagor intends that the Mortgagee have the same rights with respect to the Mortgaged Property, in foreclosure or otherwise, that the Mortgagee would have had if each item of Collateral had been secured, mortgaged or pledged pursuant to a separate indenture, mortgage or security instrument. In furtherance of such intent, the Mortgagor agrees that the Mortgagee may at any time by notice (an "Allocation Notice") to the Mortgagor allocate a portion (the "Allocated Indebtedness") of the Secured Obligations to the Mortgaged Property and sever from the remaining Secured Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to the Mortgaged Property, the Secured Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate obligation of the Mortgagor unrelated to the other transactions contemplated by the First Priority Indenture, any other Collateral Document or any document related to any thereof. To the extent that the proceeds on any foreclosure of the Mortgaged Property shall exceed the Allocated Indebtedness, such proceeds shall belong to the Mortgagor and shall not be available hereunder to satisfy any Secured Obligations of the Mortgagor other than the Allocated Indebtedness. In any action or proceeding to foreclose the Lien hereof or in connection with any power of sale, foreclosure or other remedy exercised under this Mortgage commenced after the giving by the Mortgagee of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Secured Obligations hereby secured, and the Mortgagor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. Notwithstanding any provision of this Section 14.19, the proceeds received by the Mortgagee pursuant to this Mortgage shall be applied by the Mortgagee in accordance with the provisions of the Priority Intercreditor Agreement.

              (ii) The Mortgagor hereby waives to the greatest extent permitted under law the right to a discharge of any of the Secured Obligations under any statute or rule of law now or hereafter in effect which provides that foreclosure of the Lien hereof or other remedy exercised under this Mortgage constitutes the exclusive means for satisfaction of the Secured Obligations or which makes unavailable a deficiency judgment or any subsequent remedy because the Mortgagee elected to proceed with a power of sale foreclosure or such other remedy or because of any failure by the Mortgagee to comply with laws that prescribe conditions to the entitlement to a deficiency judgment. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that the Mortgagee is not entitled to a deficiency judgment, the Mortgagor shall not (A) introduce in any other jurisdiction such judgment as a defense to enforcement against the Mortgagor of any remedy in the First Priority Indenture or any other Collateral Document or (B) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered.

              (iii) In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 14.19, including, without limitation, any amendment to this Mortgage, any substitute promissory note or affidavit or certificate of any kind, the Mortgagee may subject to the provisions of applicable Gaming Laws, and following the Mortgagor's failure to do so within ten (10) days of a request therefor, execute, deliver or record such instrument as the attorney-in-fact of the Mortgagor. Such power of attorney is coupled with an interest and is irrevocable.

              (iv) Notwithstanding anything set forth herein to the contrary, the provisions of this Section 14.19 shall be effective only to the maximum extent permitted by law.

              SECTION 14.20 Mortgaged Lease.

              (i) The Mortgagor shall punctually and properly perform, observe and otherwise comply with each and every covenant, agreement, requirement and condition set forth in the Mortgaged Lease and do or cause to be done all things necessary or appropriate to keep the Mortgaged Lease in full force and effect and to preserve and keep unimpaired the rights of the Mortgagor thereunder. Upon request of the Mortgagee, the Mortgagor shall, subject to the terms of the Mortgaged Lease, request from the Lessor an estoppel certificate, addressed to the Mortgagee, stating that there is no default under the Mortgaged Lease, or any state of facts which, with the passage of time or notice or both, would constitute a default thereunder, or if there be any default under the Mortgaged Lease, giving the details thereof.

              (ii) In the event the Mortgagor acquires the fee simple title or any other estate or interest in the property subject to the Mortgaged Lease, such acquisition will not merge with the leasehold estate created by the Mortgaged Lease, but such other estate or interest will remain discrete and immediately become subject to the Lien of this Mortgage, and the Mortgagor shall execute, acknowledge and deliver any instruments requested by the Mortgagee to confirm the coverage of the Lien evidenced hereby upon such other estate or interest. The Mortgagor shall pay any and all conveyance or mortgage taxes and filing or similar fees in connection with the execution, delivery, filing or recording of any such instrument.

              (iii) The Mortgagor shall promptly notify the Mortgagee in writing of the occurrence of any default (or any event which, with the lapse of time or notice or both, would constitute a default) on the part of or caused by any party to the Mortgaged Lease. If for any reason the Mortgagor cannot timely make any payment under the Mortgaged Lease or perform or comply with any of its obligations under the Mortgaged Lease, the Mortgagor shall notify the Mortgagee in sufficient time to enable the Mortgagee (but the Mortgagee shall not be obligated) timely to make such payments and/or to perform or comply with such other obligations. On receipt by the Mortgagee from the Mortgagor pursuant to this subsection 14.20(iii), or from the Lessor under the Mortgaged Lease, of any such notice of default by, or inability to make any payment by, the Mortgagor thereunder, the Mortgagee may rely thereon and, after reasonable notice to the Mortgagor, take such action as the Mortgagee deems reasonably necessary or desirable to cure such default, even though the existence of such default or the nature thereof is denied by the Mortgagor or by any other person.

              (iv) The Mortgagor shall not surrender the leasehold estate created by the Mortgaged Lease, or terminate or cancel the Mortgaged Lease. The Mortgagor shall not, without the prior written consent of the Mortgagee (which consent will not be unreasonably withheld, conditioned or delayed), amend, modify, surrender, impair, forfeit, cancel, or terminate, or permit the amendment, modification, surrender, impairment, forfeiture, cancellation, or termination of the Mortgaged Lease in whole or in part, whether or not a default shall have occurred and shall be continuing thereunder. Any such termination, cancellation, modification, change, supplement, alteration, amendment or extension without the prior written consent contemplated by this subsection 14.20(iv) shall be void and of no force or effect.

              (v) No forbearance of any of the Mortgagor's obligations under the Mortgaged Lease, pursuant to the terms thereof, by agreement, operation of law or otherwise, shall release the Mortgagor from any of the Mortgagor's obligations under this Mortgage, including, without limitation, the Mortgagor's obligations with respect to the payment of rent as provided in the Mortgaged Lease and the performance of all of the other terms, provisions, covenants, conditions and agreements contained in the Mortgaged Lease to be performed by the Mortgagor thereunder.

              (vi) The leasehold estate of the Mortgagor created by the Mortgaged Lease and the estate of the Lessor under the Mortgaged Lease shall each at all times remain separate and apart and retain their separate identities, and no merger of the estate of the Mortgagor with the estate of the Lessor will result with respect to the Mortgagee or with respect to any purchaser acquiring the Mortgaged

Property at any sale on foreclosure of the Lien of this Mortgage without the written consent of the Mortgagee.

              (vii)  Intentionally deleted.

              (viii) The Mortgagor covenants and agrees that if it shall be the subject of a proceeding under the Federal Bankruptcy Code, it shall not elect to treat the Mortgaged Lease as terminated (pursuant to Section 365 of the Federal Bankruptcy Code or any similar statute or law) without the prior written consent of the Mortgagee. The Mortgagor hereby irrevocably assigns to the Mortgagee the right to exercise such election.

SECTION 14.21 Gaming Authorities. Nothing in this Mortgage shall require the Mortgagee to take any action contrary to the Casino Act or any Gaming Law or the rules, regulations or determinations promulgated by any Gaming Authority.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

              IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered under seal the day and year first above written.

                                        TRUMP MARINA ASSOCIATES, L.P.
                                        (f/k/a Trump's Castle Associates, L.P.), as Mortgagor

                                        By: /s/ John P. Burke
                                            -----------------------------------
                                            Trump Marina, Inc., general partner


                                        By: John P. Burke
                                            Executive Vice President and
                                            Treasurer

                                 ACKNOWLEDGMENT

State of New York )
                  : ss.:
County of New York)

       Be it remembered, that on March 25, 2003, before me, the subscriber, a Notary Public of the State of New York, personally appeared John P. Burke, to me known, who, being by me duly sworn did depose and say that he/she resides c/o Trump Marina Hotel & Casino, Brigantine Boulevard at Huron Avenue, Atlantic City, New Jersey 08401 that he/she is the Executive Vice President and Treasurer of Trump Marina, Inc., which is the general partner of Trump Marina, Associates, L.P., the limited partnership described in and which executed the above instrument, and he/she acknowledged that he/she signed and delivered the same on behalf of such managing general partner as his/her voluntary act and deed and as the voluntary act and deed of said corporation on behalf of said limited partnership, pursuant to the authority of the board of directors of said corporation.

                                            /s/ Paula S. Jaslow
                                            ------------------------------------
                                            Notary Public, State of New York
                                            No. 01JA5048244
                                            Qualified in New York County
                                            Commission Expires: December 1, 2005

                                   Schedule A

ALL THE REAL Property located in the City of Atlantic city, County of Atlantic, and State of New Jersey and more particularly described as follows:

PROPERTY ONE

TRACT I:

(CASINO-HOTEL PARCEL)

ALL that certain real property hereinafter particularly described situate, lying and being in the City of Atlantic City, County of Atlantic and State of New Jersey.

BEGINNING at the point of intersection of the northwesterly line of Huron Avenue (100 feet wide) and the northeasterly line of the Atlantic-Brigantine Boulevard, said boulevard also known as State Highway Route 87, and extending; thence

1. North 45 degrees 50 minutes 06 seconds West, in and along the Atlantic-Brigantine Boulevard, 56.63 feet; thence

2. North 19 degrees 16 minutes 38 seconds East, still in and along said Boulevard, 81.94 feet to a point of curve; thence

3. Curving to the right in the arc of a circle having a radius of 783.00 feet, the arc length of 72.185 feet to a point of reverse curve; thence

4. Curving to the left in the arc of a circle having a radius of 837.00 feet, the arc length of 77.836 feet to another point of reverse curve; thence

5. Curving to the right in the arc of a circle having a radius of 2946.00 feet, the arc length of 1017.42 feet to a point; thence

6. North 44 degrees 34 minutes 15 seconds East, 135.02 feet to a point of curve; thence

7. Curving to the right in the arc of a circle having a radius of 2936.00 feet, the arc length of 105.48 feet to a point; thence

8. South 27 degrees 28 minutes 00 seconds East, at right angles to Huron Avenue, 842.02 feet to the northwesterly line of Huron Avenue; thence

9. South 62 degrees 32 minutes 00 seconds West, in and along the northwesterly line of Huron Avenue, 1229.40 feet to the point and place of BEGINNING.

EXCEPTING THEREOUT AND THEREFROM the property which was conveyed to the State of New Jersey by the Deeds recorded in Deed Book 3980 page 180 as shown on survey dated May 12, 2002 and last revised to June 4, 2002, prepared by Arthur
W. Ponzio Co. & Associates Inc. under Job No. 25110-1.

Formerly known as Lot 9 in Block H-19 on the Atlantic City tax map.

In compliance with Chapter 157, Laws of 1977 premises herein are known as Lot 1 in Block 571 on the Official Tax Map of Atlantic City, New Jersey.

TRACT ii:

(PEDESTRIAN BRIDGE)

Air rights, rights of way and easements including the right to construct, maintain and use a Pedestrian Bridge across Huron Avenue connecting Property One, Tract III contained in Ordinance No. 2 of 1988 and affecting the following described premises:

ALL that certain lot, tract or parcel of land and premises situate, lying and being in the City of Atlantic City, County of Atlantic, and State of New Jersey, bounded and described as follows:

BEGINNING at a point in the southerly line of Huron Avenue (100 feet wide), said point being distant 956.00 feet eastwardly from the easterly line of Maryland Avenue (65 feet wide), if same were extended northwardly, and extending from said beginning point; thence

1. North 27 degrees 28 minutes 00 seconds West, crossing Huron Avenue, a distance of 100.00 feet to the northerly line of Huron Avenue; thence

2. North 62 degrees 32 minutes 00 seconds East, in and along the northerly line of Huron Avenue, a distance of 30.00 feet; thence

3. South 27 degrees 28 minutes 00 seconds East, crossing Huron Avenue, a distance of 100.00 feet to the southerly line of Huron Avenue; thence

4. South 62 degrees 32 minutes 00 seconds West, in and along the southerly line of Huron Avenue, a distance of 30.00 feet to the point and place of BEGINNING.

BEING an area above the horizontal plane of Huron Avenue between the elevation of 25.00 M.S.L. datum and 50.00 M.S.L. datum.

TRACT III:

(THE FARLEY STATE MARINA SITE)

BEGINNING at the southeasterly corner of Maryland Avenue (65.00 feet wide) and Huron Avenue (100 feet wide) and extending from said beginning point; thence

1. South 27 degrees 28 minutes 00 seconds East in and along the easterly line of Maryland Avenue, a distance of 804.15 feet; thence

2. North 62 degrees 32 minutes 00 seconds East, parallel with Huron Avenue, a distance of 200.00 feet; thence

3. South 27 degrees 28 minutes 00 seconds East, parallel with Maryland Avenue, a distance of 1060.85 feet to a point distant 1745.00 feet northwardly at right angles from the northerly line of Mediterranean Avenue (60.00 feet wide), said point being in the fifth course as recited in the Riparian Grant from the State of New Jersey to the City of

    Atlantic City, dated March 15, 1920 and recorded in the Clerk's Office of Atlantic County in Book 632 of Deeds, Page 117, etc.; thence

4. North 62 degrees 32 minutes 00 seconds East, parallel with Huron Avenue, and in and along said aforementioned Riparian Grant Line, a distance of 25.00 feet; thence

5. North 27 degrees 28 minutes 00 seconds West, parallel with Maryland Avenue, and in and along said aforementioned Riparian Grant Line, a distance of
    9.26 feet; thence

6. North 09 degrees 01 minutes 00 seconds East, in and along said aforementioned Riparian Grant Line, a distance of 0.04 feet; thence

7. North 02 degrees 18 minutes 00 seconds East, in and along said aforementioned Riparian Grant Line, a distance of 590.00 feet; thence

8. North 62 degrees 32 minutes 00 seconds East, parallel with Huron Avenue, in and along said aforementioned Riparian Grant Line, a distance of 160.00 feet; thence

9. North 41 degrees 39 minutes 00 seconds East, in and along said aforementioned Riparian Grant Line, a distance of 255.00 feet; thence

10. North 47 degrees 34 minutes 00 seconds East, in and along said aforementioned Riparian Grant Line, a distance of 285.00 feet; thence

11. North 56 degrees 02 minutes 00 seconds East, in and along said aforementioned Riparian Grant Line, a distance of 360.80 feet to a point distant 1550.00 feet eastwardly at right angles from the easterly line of Maryland Avenue; thence

12. North 27 degrees 28 minutes 00 seconds West, parallel with Maryland Avenue, a distance of 568.21 feet; thence

13. North 62 degrees 32 minutes 00 seconds East, parallel with Huron Avenue, a distance of 200.00 feet to the westerly line of Rhode Island Avenue (50.00 feet wide); thence

14. North 27 degrees 28 minutes 00 seconds West, in and along the westerly line of Rhode Island Avenue, a distance of 570.00 feet to the southerly line of Huron Avenue; thence

15. South 62 degrees 32 minutes 00 seconds West, in and along the southerly line of Huron Avenue, a distance of 1750.00 feet to the point and place of BEGINNING.

EXCEPTING THEREOUT AND THEREFROM the following parcel of land described as:

MARINE POLICE BUILDING PARCEL EXCEPTED OUT OF LEASE PARCEL

BEGINNING at a point in the westerly line of Rhode Island Avenue (50.00 feet wide), said point being distant 570.00 feet south of the southerly line of Huron Avenue (100.00 feet wide) and extending; thence

1. South 62 degrees 32 minutes 00 seconds West, parallel with Huron Avenue, and in and along the division line between Lot 3 and Lot 4 in Block 567 as shown on the current taxing plan of the City of Atlantic City, a distance of 97.97 feet; thence

2. North 27 degrees, 28 minutes 00 seconds West, parallel with Rhode Island Avenue, a distance of 179.00 feet; thence

3. North 62 degrees 32 minutes 00 seconds East, parallel with Huron Avenue, a distance of 97.97 feet to the Westerly line of Rhode Island Avenue; thence

4. South 27 degrees 28 minutes 00 seconds East, in and along the westerly line of Rhode Island Avenue, a distance of 179.00 feet to the point and place of BEGINNING.

ALSO EXCEPTING THEREON AND THEREFROM such land and improvements being referred to as the 7 berths on K dock, for use of the Marina Law Enforcement Bureau as further described in the Lease referred to in Schedule "B", Item #2 and further shown on survey by Arthur W. Ponzio Co. & Assoc., Inc., dated May 12, 2002 and last revised to June 4, 2002 and bearing Job No. 25110-2.

Formerly known as part of Lot 11 in Block B-4 on the Atlantic City tax map.

In compliance with Chapter 157, Laws of 1977 premises herein are known as part of Lot 3 In block 567 as shown on the Official Tax Map of Atlantic City, New Jersey.

PROPERTY TWO

(PARKING FACILITIES PARCEL)

BEGINNING AT A POINT IN Beach Thorofare at the easterly corner of the parcel of lands containing an area of 6.199 acres more or less which was conveyed by the West Jersey and Seashore Railroad Company to the Press Union Publishing Company by deed dated January 9, 1940 recorded January 17, 1940 in deed book 1099 page 420, said beginning point being South 24 degrees 54 minutes 00 seconds West, a distance of 100.16 feet from a monument set in the southwesterly line of Absecon Boulevard (also known a U.S. Route 30) (190 feet wide), and extending from said beginning point; thence

1. In Beach Thorofare, South 24 degrees 54 minutes 00 seconds West, a distance of 259.81 feet to a point; thence

2. Continuing in and along same, South 44 degrees 54 minutes 00 seconds West, a distance of 445.50 feet to a point; thence

3. Continuing in and along same, South 72 degrees 24 minutes 00 seconds West a distance of 224.40 feet to a point; thence

4. Continuing in and along same, North 68 degrees 21 minutes 00 seconds West, a distance of 478.50 feet to a point; thence

5. Continuing in and along same, North 76 degrees 06 minutes 00 seconds West, a distance of 363.00 feet to a point; thence

6. Continuing in and along same, South 82 degrees 39 minutes 00 seconds West, a distance of 429.00 feet to a point; thence

7. Continuing in and along same, North 17 degrees 59 minutes 20 seconds East, a distance of 320.65 feet to a point located in the approximate high water line of Beach Thorofare, said point also being a corner of lands now or formerly in Daniel Adams, et al, as recorded in deed book CC page 272; thence

8. North 39 degrees 01 minutes 00 seconds West, leaving Beach Thorofare, in and along the line of lands now or formerly of Daniel Adams, et al, a distance of 1089.00 to a point in the southeasterly line of lands now or formerly of Lot 23 in Block 793 as shown on the current Official Tax Map for the City of Atlantic City, said also being a corner to lands now or formerly of Daniel Adams, et al; thence

9. North 57 degrees 59 minutes 00 seconds East, in and along the said lands, a distance of 1113.19 feet to a point in the aforesaid southwesterly line of Absecon Boulevard; thence

10. South 22 degrees 46 minutes 10 seconds East, in and along same, a distance of 185.42 feet to a point of curve; thence

11. Southeastwardly, in and along same and in the arc of a circle curving to the left having a radius of 1527.69 feet the arc length of 213.90 feet to a point in the northwesterly line of Lot in said Block 799; thence

12. South 09 degrees 08 minutes 24 seconds East, in the southwesterly line of Absecon Boulevard, a distance of 87.75 feet to a point of curve; thence

13. Curving to the left along the line of Absecon Boulevard, in the arc of a circle having a radius of 332.00 feet, the arc length of 201.61 feet to a point of tangent; thence

14. South 43 degrees 56 minutes 03 seconds East, continuing in and along the southwesterly line of Absecon Boulevard, a distance of 128.55 feet to a point; thence

15. South 82 degrees 36 minutes 59 seconds East, continuing in and along the said southwesterly line of Absecon Boulevard, a distance of 10.00 feet to a point; thence

16. Curving to the right along the line of Absecon boulevard, in the arc of a circle having a radius of 70.00 feet, the arc length of 47.26 feet to a point of tangent; thence

17. North 46 degrees 03 minutes 57 seconds East, along the line of Absecon Boulevard, a distance of 20.81 feet to a point which is radially distant
    95.00 feet from the centerline of Absecon Boulevard (190 feet wide) at station 335+98.63 feet; thence

18. Curving to the left in the southwesterly line of Absecon Boulevard in the arc of a circle having a radius of 1527.69 feet the arc length of 70.33 feet to the northwesterly line of Lot 26 in said Block 799; thence

19. South 41 degrees 59 minutes 00 seconds West, in and along same, a distance of 125.00 feet to the extreme westerly corner of said Lot 26; thence

20. Southeastwardly, in and along the southwesterly line of same, concentric with Absecon Boulevard, in the arc of a circle curving to the left, having a radius of 1652.69 feet, the arc length of 324.55 feet to the extreme corner of said Lot 26; thence

21. North 30 degrees 43 minutes 55 seconds East, in and along the southeasterly line of same a distance of 125.00 feet to a point in the aforesaid southewesterly line of Absecon Boulevard; thence

22. Southeastwardly, in and along same and in the arc of a circle curving to the left, having a radius of 1527.69 feet, the arc length of 245.58 feet to a point of tangency; thence

23. South 68 degrees 22 minutes 10 seconds East, in and along same, a distance of 50.00 feet to a point in the westerly line of the previously mentioned 6.199+ acre parcel, also being the northwesterly line of Lot 27 in said Block 799; thence

24. South 21 degrees 38 minutes 00 seconds West, in and along same, a distance of 100.00 feet to a corner in said Lot 27; thence

25. Continuing in and along same, North 68 degrees 22 minutes 10 seconds West, a distance of 94.75 feet to a corner, thence

26. Continuing in and along same, South 27 degrees 48 minutes 00 seconds West, a distance of 89.04 feet to a corner, thence

27. Continuing in and along same, South 54 degrees 39 minutes 00 seconds West, a distance of 65.88 feet to a corner; thence

28. Continuing in and along same, South 71 degrees 53 minutes 00 seconds West, a distance of 201.55 feet to a corner; thence

29. Continuing in and along same, South 51 degrees 29 minutes 00 seconds East, a distance of 172.09 feet to a corner; thence

30. Continuing in and along same, South 25 degrees 20 minutes 00 seconds East, a distance of 216.73 feet to a corner; thence

31. Continuing in and along same and crossing the aforesaid high water line of Beach Thorofare, South 84 degrees 22 minutes 00 seconds East, a distance of 256.83 feet to a corner; thence

32. Continuing in and along same, North 79 degrees 58 minutes 00 seconds East, a distance of 279.10 fee to a corner; thence

33. Continuing in and along same, North 41 degrees 22 minutes 00 seconds East, a distance of 266.39 feet to the point and place of BEGINNING.

Formerly known as Lot 231 in Block 201 on the Atlantic City tax map.

IN compliance with Chapter 157, Laws of 1977 premises herein are known as Lot 25 in Block 799 as shown on the official tax map of Atlantic City, New Jersey.

                                   Schedule B

                                 Mortgaged Lease

1. Leasehold interest in Property One, Tract III described on Schedule A annexed to this Mortgage, pursuant to a Lease Agreement between the State of New Jersey acting through its Department of Environmental Protection and Energy, Division of Parks and Forestry, as Landlord, and Trump's Castle Associates Limited Partnership (n/k/a Trump Marina Associates, L.P.), as Tenant, dated August 1, 1990, as referenced in a Short Form Memorandum of Lease by and between the State of New Jersey acting through its Department of Environmental Protection and Energy, Division of Parks and Forestry, as Landlord, and Trump's Castle Associates Limited Partnership (n/k/a Trump Marina Associates, L.P.) successor to Trump's Castle Associates, a New Jersey General Partnership, as Tenant, dated as of May 20, 1992, recorded in deed book 5365 and page 211.

                                   Schedule C

Each of the liens and other encumbrances excepted as being prior to the Lien hereof as set forth in Schedule B to the marked title insurance commitment or the pro forma title commitment, as the case may be, jointly issued by Chicago Title Insurance Company and Commonwealth Land Title Insurance Company, dated as of the date hereof and delivered to Collateral Agent on the date hereof, bearing Commonwealth Land Title Insurance Company policy number L021393 relating to the real property described in Schedule A attached hereto.

                                   Schedule D

                                     Leases

     1. Lease dated as of February 1998 by and between TRUMP'S CASTLE ASSOCIATES, a New Jersey limited partnership, d/b/a Trump Marina Hotel Casino, as Landlord, and L.A.Y. ENTERPRISES, INC., t/a THE BOARDWALK PEANUT SHOPPE, as Tenant.

     2. Lease dated as of February 27, 1998 by and between TRUMP'S CASTLE ASSOCIATES, a New Jersey limited partnership, d/b/a Trump Marina Hotel Casino, as Landlord, and L.A.Y. ENTERPRISE, INC., d/b/a THE BOARDWALK PEANUT SHOPPE, as Tenant.

     3. Lease Agreement dated December 1994 by and between TRUMP'S CASTLE ASSOCIATES, a New Jersey general partnership, as Lessor, and ESSENELL CORPORATION t/a BARRON GENTLEMEN, as Lessee, as extended by letter agreement dated July 19, 1999.

     4. Lease dated as of May 20, 1997 by and between TRUMP'S CASTLE ASSOCIATES, a New Jersey Limited Partnership, as Lessor, and UPSTAIRS AT EDYTHE'S, d/b/a BERNIE ROBBINS FINE JEWELRY, as Lessee, which Lessee's interest was assigned to BRJ CORPORATION by Assignment of Lease and Consent to Assignment dated February 9, 1998, as amended by letter agreement dated May 5, 2000.

     5. Amusement Game Agreement dated as of June 1, 1997 by and between TRUMP'S CASTLE ASSOCIATES, t/a Trump's Castle Casino Resort, and BERG ENTERPRISES, INC., as amended by memorandum dated December 14, 2001 and letter dated December 20, 2001.

     6. Lease dated May 4, 2000 by and between TRUMP'S CASTLE ASSOCIATES, LP, a New Jersey limited partnership, d/b/a Trump Marina Hotel Casino, as Landlord, and MARINA WINGS, L.L.C. d/b/a HOOTERS RESTAURANT, as Tenant.

     7. Lease dated August 1998 by and between TRUMP'S CASTLE ASSOCIATES, LP, a New Jersey limited partnership, d/b/a Trump Marina Hotel Casino, as Landlord, and TALK OF THE WALK, INC., as Tenant.

     8. Lease dated January 1999 by and between TRUMP'S CASTLE ASSOCIATES, LP, a New Jersey limited partnership, d/b/a Trump Marina Hotel Casino, as Landlord, and GLOBAL WAVE, INC., as Tenant.

     9. Lease dated July 5, 2000 by and between TRUMP'S CASTLE ASSOCIATES, LP, a New Jersey limited partnership, d/b/a Trump Marina Hotel Casino, as Landlord, and RYAN'S RADICAL PRETZEL, INC. d/b/a AUNTIE ANNE'S PRETZEL, as Tenant.

     10. Agreement of Lease executed on June 21, 2002 by and between TRUMP'S CASTLE ASSOCIATES d/b/a TRUMP MARINA HOTEL CASINO, as Landlord, and S&R ASSOCIATES LLC d/b/a Horn & Hardart Coffee Co., as Tenant.

     11. Agreement of Lease executed on August 6, 2002 by and between TRUMP'S CASTLE ASSOCIATES d/b/a TRUMP MARINA HOTEL CASINO, as Landlord, and CCM, INC. t/a COSIMO'S CAFE.

     12. Lease dated August 30, 2001 by and between TRUMP'S CASTLE ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership, as Landlord, and SPECTRASITE COMMUNICATIONS, INC., as Tenant.

     13. Thermal Energy Service Agreement dated September 27, 1996 by and between ATLANTIC JERSEY THERMAL SYSTEMS, INC., as Seller, and TRUMP'S CASTLE ASSOCIATES, a New Jersey general partnership, as Buyer; Seller's interest was assigned to THERMAL ENERGY LIMITED PARTNERSHIP I by Omnibus Assignment and Assumption Agreement dated as of December 1, 1996.

     14. License Agreement dated July 14, 2000 by and between TRUMP'S CASTLE ASSOCIATES, L.P., a New Jersey limited partnership, d/b/a Trump Marina Hotel Casino, as Licensor, and NLH-SHORT HILLS, LTD., INC. as Licensee, as amended by Stipulation of Settlement filed on December 18, 2001 in the Superior Court of New Jersey, Docket No. ATL-C-000060-0IE.

     15. Exclusive Marketing and Management Agreement dated April 1, 2000 by and between TRUMP'S CASTLE ASSOCIATES, a New Jersey limited partnership, d/b/a Trump's Marina Hotel & Casino, as Owner, and TOWER ECONOMICS COMPANY, INC., as Management Company.

     16. License for Telecommunications Facility Use, dated as of May 18, 1999 between TRUMP'S CASTLE ASSOCIATES, d/b/a Trump Marina Hotel & Casino, as Licensor, and METROCALL, INC., as Licensee.

     17. License for Telecommunications Facility Use, dated as of October 13, 1994 between TRUMP'S CASTLE ASSOCIATES, d/b/a Trump Marina Hotel & Casino, as Licensor, and ARCH WIRELESS HOLDINGS, INC., successor in interest to PAGING NETWORK OF PHILADELPHIA, INC., as Licensee.

     18. License for Telecommunications Facility Use, dated as of September 11, 1995 between TRUMP'S CASTLE ASSOCIATES, d/b/a Trump Marina Hotel & Casino, as Licensor, and ARCH WIRELESS HOLDINGS, INC., successor in interest to PAGING NETWORK OF PHILADELPHIA, INC., as Licensee.

     19. License for Telecommunications Facility Use, dated as of April 11, 1997 between TRUMP'S CASTLE ASSOCIATES, d/b/a Trump Marina Hotel & Casino, as Licensor, and ARCH WIRELESS HOLDINGS, INC., successor in interest to PAGING NETWORK OF PHILADELPHIA, INC., as Licensee.

     20. License for Telecommunications Facility Use, dated as of February 3, 1992 between TRUMP'S CASTLE ASSOCIATES, d/b/a Trump Marina Hotel & Casino, as Licensor, and ARCH WIRELESS HOLDINGS, INC., successor in interest to PAGING NETWORK OF PHILADELPHIA, INC., as Licensee.

     21. License for Telecommunications Facility Use, dated September 19, 1997 between TRUMP'S CASTLE ASSOCIATES, d/b/a Trump's Marina Hotel & Casino, as Licensor, and REDI-CALL COMMUNICATIONS COMPANY, as Licensee, as amended by Amendment to License for Telecommunications Facility Use dated June 9, 2000.

     22. License for Telecommunications Facility Use, dated as of July 1, 1998 between TRUMP'S CASTLE ASSOCIATES, d/b/a Trump Marina Hotel & Casino, as Licensor, and MERCER COUNTY COMMUNITY COLLEGE, as Licensee.

     23. Letter Contract dated April 17, 2002 by and between TRUMP MARINA & CASINO and ATLANTIC PLACEMENT CORPORATION, regarding automated teller machines.

     24. Service Agreement dated January 20, 2000 by and between TRUMP CASINO SERVICES, LLC, as Entertainment Facility, and INNO VENTRY CORP., as Service Provider, regarding cash vending machines, which Service Provider's interest was assigned to GLOBAL CASH ACCESS by letter agreement dated August 5, 2000, as amended by letter agreement dated May 25, 2001.

     25. ATM Placement Agreement dated as of March 24, 1997 by and between TRUMP'S CASTLE CASINO RESORT, as client, and CORESTATES BANK, N.A., as Bank, regarding cash vending machines, as amended by ATM Letter Agreement dated May 3, 2002 by and between TRUMP MARINA HOTEL CASINO, as Client, and FIRST UNION NATIONAL BANK (n/k/a Wachovia), as successor by merger to CORESTATES BANK, N.A., as Bank.

                                    Exhibit 1

                     FORM OF SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

              THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made and entered into as of the ____ day of _______, 200__ by and between _________________________________, as collateral agent, having an office at ______________________________ (in such capacity, "Collateral Agent"), and _____________________, having an office at __________________________
("Tenant").

                                R E C I T A L S :

              A. Tenant is the tenant under a certain lease dated _____________, ____ between ________________________________, as landlord ("Landlord"), and
Tenant, as tenant (as amended through the date hereof, the "Lease"), pursuant to which Tenant leased a portion (the "Leased Premises") of the property known as _____________________________, located at _____________________________, as more particularly described in Schedule A attached hereto (the "Property").

              B. Landlord has or will grant a mortgage lien on and security interest in the Property to Collateral Agent (for its benefit and for the benefit of the holders of certain senior secured notes and notes issued in exchange therefor pursuant to that certain indenture dated as of March [__],
2003) pursuant to one or more mortgages, deeds of trust, deeds to secure debt or similar security instruments (collectively, the "Security Instruments").

              C. Tenant has agreed to subordinate the Lease to the Security Instruments and to the lien thereof and Collateral Agent has agreed not to disturb Tenant's possessory rights in the Leased Premises under the Lease on the terms and conditions hereinafter set forth.

                               A G R E E M E N T:

              NOW, THEREFORE, the parties hereto mutually agree as follows:

              1. Subordination. Notwithstanding anything to the contrary set forth in the Lease, the Lease and the leasehold estate created thereby and all of Tenant's rights thereunder are and shall at all times be subject and subordinate in all respects to the Security Instruments and the lien thereof, and to all rights of Collateral Agent thereunder, and to any and all advances to be made thereunder, and to all renewals, modifications, consolidations, replacements and extensions thereof.

              2. Nondisturbance. So long as Tenant complies with the provisions of this Agreement, pays all rents and other charges as specified in the Lease and is not otherwise in default (beyond applicable notice and cure periods) of any of its obligations and covenants pursuant to the Lease, Collateral Agent agrees for itself and its successors in interest and for any other person acquiring title to the Property through a foreclosure (an "Acquiring Party"), that Tenant's possession of the Leased Premises as described in the Lease will not be disturbed during the term of the Lease by reason of a foreclosure. For purposes of this Agreement, a "foreclosure" shall include (but not be limited to) a sheriff's or trustee's sale under the power of sale contained in the Security Instruments, the termination of any superior lease of the Property and any other transfer of the Landlord's interest in the Property under peril of foreclosure, including, without limitation to the generality of the foregoing, an assignment or sale in lieu of foreclosure.

              3. Attornment. Tenant agrees to attorn to, accept and recognize any Acquiring Party as the landlord under the Lease pursuant to the provisions expressly set forth therein for the then remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease. The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness.

              4. No Liability. Notwithstanding anything to the contrary contained herein or in the Lease, it is specifically understood and agreed that neither the Collateral Agent, any receiver nor any Acquiring Party shall be:

              (a) liable for any act, omission, negligence or default of any prior landlord (including Landlord); or

              (b) liable for any failure of any prior landlord (including Landlord) to construct any improvements or bound by any covenant to construct any improvement either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space pursuant to any expansion right contained in the Lease; or

              (c) subject to any offsets, credits, claims or defenses which Tenant might have against any prior landlord (including Landlord); or

              (d) bound by any rent or additional rent which is payable on a monthly basis and which Tenant might have paid for more than one (1) month in advance to any prior landlord (including Landlord) or by any security deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord); or

              (e) liable to Tenant hereunder or under the terms of the Lease beyond its interest in the Property; or

              (f) bound by any assignment, subletting, renewal, extension or any other agreement or modification of the Lease made without the written consent of Collateral Agent; or

              (g) bound by any consensual or negotiated surrender, cancellation or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

              Notwithstanding the foregoing, Tenant reserves its right to any and all claims or causes of action (i) against such prior landlord for prior losses or damages and (ii) against the successor landlord for all losses or damages arising from and after the date that such successor landlord takes title to the Property.

              5. Certain Acknowledgments and Agreements by Tenant. (a) Tenant has notice that the Lease and the rents and all other sums due thereunder have been assigned to Collateral Agent as security for the notes secured by the Security Instruments. In the event Collateral Agent notifies Tenant of the occurrence of a default under the Security Instruments and demands that Tenant pay its rents and all other sums due or to become due under the Lease directly to Collateral Agent, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Collateral Agent or as otherwise authorized in writing by Collateral Agent. Landlord irrevocably authorizes Tenant to make the foregoing payments to Collateral Agent upon such notice and demand.

              (b) Tenant shall send a copy of any and all notices or statements under the Lease to Collateral Agent at the same time such notices or statements are sent to Landlord.

              (c) This Agreement satisfies any and all conditions or requirements in the Lease relating to the granting of a non-disturbance agreement.

              6. Collateral Agent to Receive Default Notices. Tenant shall notify Collateral Agent of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof shall be effective unless Collateral Agent shall have received notice of default giving rise to such cancellation and shall have failed within thirty (30) days after receipt of such notice to cure such default or, if such default cannot be cured within thirty (30) days, shall have failed within thirty (30) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

              7. Estoppel. Tenant hereby certifies and represents to Collateral Agent that as of the date of this Agreement:

              (a) the Lease is in full force and effect;

              (b) all requirements for the commencement and validity of the Lease have been satisfied and there are no unfulfilled conditions to Tenant's obligations under the Lease;

              (c) Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease; to the best of Tenant's knowledge, Landlord is not in default under the Lease; no act, event or condition has occurred which with notice or the lapse of time, or both, would constitute a default by Tenant or Landlord under the Lease; no claim by Tenant of any nature exists against Landlord under the Lease; and all obligations of Landlord have been fully performed;

              (d) there are no defenses, counterclaims or setoffs against rents or charges due or which may become due under the Lease;

              (e) none of the rent which Tenant is required to pay under the Lease has been prepaid, or will in the future be prepaid, more than one
       (1) month in advance;

              (f) Tenant has no right or option contained in the Lease or in any other document to purchase all or any portion of the Leased Premises;

              (g) except for ____________, the Lease has not been modified or amended and constitutes the entire agreement between Landlord and Tenant relating to the Leased Premises;

              (h) except for _____________,Tenant has not assigned, mortgaged, sublet, encumbered, conveyed or otherwise transferred any or all of its interest under the Lease; and

              (i) Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary action.

              8. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one
(1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the United States Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the receiving party at its address set forth above or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 8, the term "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

              9. Successors. The obligations and rights of the parties pursuant to this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties; provided, however, that in the event of the assignment or transfer of the interest of Collateral Agent, all obligations and liabilities of Collateral Agent under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Collateral Agent's interest is assigned or transferred; and provided, further, that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Collateral Agent which consent shall not be unreasonably withheld, conditioned or delayed. In addition, Tenant acknowledges that all references herein to Landlord shall mean the owner of the landlord's interest in the Lease, even if said owner shall be different from the Landlord named in the Recitals.

              10. Duplicate Original; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single agreement.

              11. Limitation of Collateral Agent's Liability. (a) Collateral Agent shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession.

              (b) In the event that Collateral Agent shall acquire title to the Leased Premises or the Property, Collateral Agent shall have no obligation, nor incur any liability, beyond Collateral Agent's then equity interest, if any, in the Leased Premises, and Tenant shall look exclusively to such equity interest of Collateral Agent, if any, in the Leased Premises for the payment and discharge of any obligations imposed upon Collateral Agent hereunder or under the Lease, and Collateral Agent is hereby released and relieved of any other obligations hereunder and under the Lease.

              12. Modification in Writing. This Agreement may not be modified except by an agreement in writing signed by the parties hereto or their respective successors in interest.

              13. Lien of Security Instruments. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Security Instruments or the provisions thereof.

              14. Compliance with Lease. Tenant agrees that in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease, the terms and provisions hereof shall be controlling.

              15. Governing Law; Severability. This Agreement shall be governed by the laws of the State of [ ]. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such terms to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

              16. Further Actions. Tenant agrees at its own expense to execute and deliver, at any time and from time to time upon the reasonable request of Collateral Agent or any Acquiring Party, such documents and instruments (in recordable form, if requested) as may be necessary or appropriate, in the opinion of Collateral Agent or any Acquiring Party, to fully implement or to further evidence the understandings and agreements contained in this Agreement. Moreover, Tenant hereby irrevocably appoints and constitutes Collateral Agent or any Acquiring Party as its true and lawful attorney-in-fact to execute and deliver any such documents or instruments which may be necessary or appropriate, in the opinion of Collateral Agent or any Acquiring Party, to implement or further evidence such understandings and agreements and which Tenant, after thirty (30) days' notice from Collateral Agent or any Acquiring Party, has failed to execute and deliver.

              IN WITNESS WHEREOF, Collateral Agent and Tenant have duly executed this Agreement as of the date first above written.

                                        -------------------------------------,
                                        as Collateral Agent

                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                        -------------------------------------,
                                        as Tenant

                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:

              The undersigned, as the Landlord named in the Recitals, having duly executed this Agreement as of the date first written above, and as mortgagor, pledgor, assignor or debtor under the Security Instruments, hereby accepts and agrees for itself and its successors and assigns, (i) to be bound by the provisions of Section 5 hereof, (ii) that nothing contained in the foregoing Agreement (x) shall in any way be deemed to constitute a waiver by Collateral Agent of any of its rights or remedies under the Security Instruments or (y) shall in any way be deemed to release Landlord from its obligations to comply with the terms, provisions, conditions, covenants and agreements set forth in the Security Instruments and (iii) that the provisions of the Security Instruments remain in full force and effect and must be complied with by Landlord.

                                        -----------------------------------, a
                                        -----------------------------------
                                        By:
                                            -------------------------------
                                            Name
                                            Title:

NYB 554012.1 09357 00855 04/16/03 03:56pm

                                 ACKNOWLEDGMENT

State of __________     )
                        : ss.:
County of _________     )

              Be it remembered, that on March ____, 2003, before me, the subscriber, a Notary Public of the State of ______, personally appeared ___________________________, to me known, who, being by me duly sworn did depose and say that he/she resides __________________ that he/she is the _______________of Trump Marina, Inc., which is the general partner of Trump Marina, Associates, L.P., the limited partnership described in and which executed the above instrument, and he/she acknowledged that he/she signed and delivered the same on behalf of such managing general partner as his/her voluntary act and deed and as the voluntary act and deed of said corporation on behalf of said limited partnership, pursuant to the authority of the board of directors of said corporation.

                                                  ---------------------
                                                  Notary Public
                                                  My Commission Expires:

                             SCHEDULE A to EXHIBIT 1

                          Description of Real Property